UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Murphy Oil Corporation

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MURPHY
OIL CORPORATION

2020 Notice of Annual Meeting & Proxy Statement

We transform…
opportunity
energy
value

Annual Meeting of Stockholders
to be held Wednesday, May 13, 2020

YOUR VOTE IS IMPORTANT

Please vote online, by mobile device, by telephone, or, if you received your materials by mail, you can sign and return your proxy card.

INTERNET	MOBILE	PHONE	MAIL	IN PERSON

Go to www.proxyvote.com. You will need the 12 digit number included in your proxy card or notice.	You can scan this QR code to vote with your mobile phone. You will need the 12 digit number included in your proxy card or notice.	Call 1-800-690-6903. You will need the 12 digit number included in your proxy card or notice.	Send your completed and signed proxy card to: Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	See page 63 regarding meeting attendance.

 Letter to Our Stockholders

Note from the Company

Subsequent to the below letter, and as an indication of how dynamic the situation has become, we announced Roger’s illness and a temporary transfer of duties to David Looney, Executive Vice President and Chief Financial Officer. We expect Roger to fully recover and resume his duties. We have also added an important note from our Executive Compensation Committee on page 20 of this proxy to which we direct your attention.

Roger W. Jenkins

President and Chief Executive Officer

March 19, 2020

Dear Fellow Stockholders,

It’s hard to say how things will look by the time this 2020 Proxy Report reaches you, as the world has been dramatically changed by the outbreak of COVID-19, and our hearts go out to all those who have been affected. While the purpose of this report is to reflect on 2019, it would be remiss to not address the enormous impact on Murphy Oil Corporation stemming from individual health concerns, the global economy and depressed oil demand. Our passion is to provide energy that empowers people, and in these uncertain times, we’re inspired by the compassion and flexibility of our employees, vendors, business providers and global partners.

We recognize we cannot minimize the challenges facing us today; however, we can lean in and show resilience as we manage our business through them. Our Company continues to make decisions with vigilance and in alignment with our Mission, Vision and Values so that the longevity of Murphy is protected.

We are confident that the world will need oil and natural gas as a significant energy source for years to come, and we see a future where Murphy endures as an industry leader and positively impacts lives. We ask for your patience and support during these uncertain times.

Sincerely,

Roger W. Jenkins

President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

Wednesday May 13, 2020 10:00 A.M. CDT	South Arkansas Arts Center 110 East 5th Street El Dorado, Arkansas 71730

The 2020 Annual Meeting of Stockholders of Murphy Oil Corporation, a Delaware corporation, will be held on Wednesday, May 13, 2020, at 10:00 a.m. CDT, at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, 71730.

Matters to be voted on:

1	Election of Directors;

2	Advisory vote to approve executive compensation;

3	Approval of the proposed 2020 Long-Term Incentive Plan;

4	Approval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2020; and

5	Such other business as may properly come before the meeting.

Record date:

Only stockholders of record at the close of business on March 16, 2020, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. A list of all stockholders entitled to vote is on file at the office of the Company, 300 Peach Street, El Dorado, Arkansas 71730.

Your vote is very important to us and to our business:

Prior to the meeting, you may submit your vote and proxy by telephone, mobile device, the internet, or, if you received your materials by mail, you can sign and return your proxy card. Instructions on how to vote can be found on page 61.

We are actively monitoring the public health and travel concerns relating to COVID-19 and the related recommendations and protocols issued by federal, state and local governments. In the event that it is not possible or advisable to hold our annual meeting at the time, date and place as originally planned, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication, adjourning or postponing the meeting. Any such change, including details on how to participate in a remote meeting, would be announced in advance via press release, a copy of which would be filed with the SEC as additional proxy solicitation materials and available via the internet at www.proxydocs.com/MUR.

E. Ted Botner

Vice President, Law and Corporate Secretary

Murphy Oil Corporation

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 13, 2020:

We have elected to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to the Company’s stockholders via the internet. These rules allow us to provide information that the Company’s stockholders need while lowering the costs and accelerating the speed of delivery and reducing the environmental impact of the Annual Meeting. This Proxy Statement, along with the Company’s Annual Report to Stockholders, which includes the Company’s Form 10-K report for the year ended December 31, 2019, are available via the internet at www.proxydocs.com/MUR.

2020 PROXY STATEMENT      I

 Murphy Oil at a Glance

Our Social and Environmental Sustainability

Our People

Competitive compensation, outstanding benefits and a global work environment help us to attract and retain talented people, the real strength of our Company. A summary of employee benefits, which may vary by country, are listed below:

A summary of employee benefits, which may vary by country, are listed below:

·	Medical, dental, and vision health care coverage

·	Health Care Flexible Spending Account

·	Retirement Savings Plans

·	Life Insurance Benefits

·	Employee Assistance Program

·	Employee Educational Assistance

·	Travel Assistance Program

·	Employee gift matching (as outlined in the Compensation Discussion & Analysis)

Climate Change

We share the climate change concerns of our stockholders, employees and communities and we are proactive in understanding and mitigating any environmental impact.

·	We have adopted the Murphy Guiding Principles for Climate Change

·	We invest to reduce GHG and other emissions. From 2015 to 2019 environmental expenditures totaled approximately $95 million

·	We set internal GHG emissions reduction targets to drive continual performance

·	We sponsor the Massachusetts Institute of Technology’s Joint Program on the Science and Policy of Global Change

II      MURPHY OIL CORPORATION

Health, Safety & Environment

Our commitment to health, safety and environmental protection has been demonstrated over our long business history and will be leveraged into our future.

Charles H. Murphy, Jr. was a forerunner in the environmental awareness movement. His efforts helped lead to new standards and practices for the oil and natural gas industry and we strive to do the same today.

·	We established a Health, Safety and Environmental board committee in 1993

·	Safety metrics, including both employees and contractors, have been included in annual incentive plan performance metrics since 2008

·	Environmental metrics have been included in annual incentive plan performance metrics since 2016

·	We are a founding member of the API Environmental Partnership, launched in 2017, and focused on cutting methane emissions

·	Our worldwide Health, Safety and Environment Management System applies to every Murphy employee, contractor and partner

·	We have a dedicated Health, Safety and Environment executive advisory committee

We monitor environmental performance and strive for continual improvement:

·	In 2019, the Company adopted a volume based spill rate metric target of 5.4 barrels per million barrels of oil equivalent produced and achieved a spill rate of 1.2

·

While GHG intensity trended upwards slightly in 2018 with increased activity, the Company made transformational portfolio changes in 2019 that will drive GHG intensities significantly lower going forward

·

In Canada Tupper West Montney, we implemented produced water storage facilities allowing for up to 100% recycle of produced water, and we continue to advance recycled water use in our Eagle Ford Shale business

Our Communities

We proactively seek opportunities to engage constructively and creatively with the local communities.

·	Our country entry process requires local stakeholder engagement

·	Ongoing host country stakeholder engagement and communication

·	Opportunities to support local communities through:

-	Prioritization of local suppliers

-	Threshold investment targets for local content

-	Specifications for local companies or workers

-	Social investment programs

·	Local social impact assessments

·	Community consultation processes

·	Founding member of the South Texas Energy & Economic Roundtable STEER program in the Eagle Ford Shale region

·	Exceptional corporate citizenship programs, including the El Dorado Promise Scholarship Program:

-	Established in 2007

-	Enables graduates of El Dorado High School to have their college tuition and mandatory fees paid at any, public or private regionally accredited university in the United States

-	College enrollment rate of El Dorado High School graduates has surpassed state and national levels

-

University of Arkansas study found that the Promise was associated with a 16.5 percentage point increase in college enrollment and a 10.7 overall percentage point increase in bachelor’s degree completion

2020 PROXY STATEMENT      III

 Murphy Oil at a Glance

Our 2019 Financial and Operational Highlights

We achieved several milestones in 2019 while maintaining a diverse portfolio, producing 173 thousand barrels of oil equivalent per day for the year. Our recently acquired Gulf of Mexico properties substantially replaced production and the majority of reserves from the Malaysia asset divestiture, and provide a long runway of projects to maintain the new production base. Meanwhile, our onshore assets grew at a measured pace, providing more than a decade of future locations for development drilling.

This past year, we were able to increase shareholder returns with a $500 million share repurchase program using proceeds from the Malaysia sale. We also extended our debt maturities by issuing new senior notes at an attractive rate while maintaining a low leverage ratio. Overall, Murphy generated premium realizations and positive cash flow, enabling the return of cash to stockholders through our longstanding dividend.

Note: Unless otherwise noted, the financial and operating highlights and metrics discussed above and below exclude noncontrolling interest, thereby representing only the amounts attributable to Murphy.

Other highlights for 2019 include:

Financial

$1.1 BN net income for full year 2019, or $16.25 per barrel of oil equivalent sold for full year 2019 $1.5 BN adjusted EBITDA, or $23.99 per barrel of oil equivalent sold, for full year 2019*

·  Generated $1.49 billion in net cash from operating activities and delivered $145 million of free cash flow including NCI in 2019*

·  Returned more than $660 million to stockholders through long-standing dividend policy and $500 million share repurchase program

·  Preserved balance sheet strength and extended debt maturity profile with approximately 31% net debt to total capital at year-end 2019*

·  Attained 2019 field-level margins of $32 and $35 per barrel of oil equivalent in the Eagle Ford Shale and North America offshore regions, respectively

Operations

·  Produced more than 103 thousand barrels of oil in 2019

·  Maintained a substantial proved reserve base of 800 million barrels of oil equivalent, comprised of 57% liquids

·  Achieved 172% organic reserve replacement with a three-year finding and development cost of $12.95 per barrel of oil equivalent

·  Increased reserve life index to 11.8 years

173,000 barrels of oil equivalent produced per day in 2019 94% sold at premium to $57.04 WTI in 2019

*	See Annex for reconciliations of non-GAAP financial measures to their most closely comparable GAAP metric.

IV      MURPHY OIL CORPORATION

Onshore

Eagle Ford Shale
·	Reduced drilling and completions costs to less than $6 million average per well in 2019

·	Increased median IP30 oil rates by more than 50% since 2016

Kaybob Duvernay
·	Increased production to over 9,000 barrels of oil equivalent per day

·	Achieved drilling and completions milestones of lowest cost well at less than $6.3 million, longest lateral and fastest well from spud to total depth

Tupper Montney
·	Generated positive free cash flow with realized price of $1.61 per thousand cubic feet

Offshore

U.S. Offshore
·	Transformed into a top 5 Gulf of Mexico operator by production following close of acquisition

·	Increased production by more than 200% from 2018

·	Sanctioned several projects set to deliver sustainable free cash flow

Vietnam
·	Executed production sharing contract for new block adjacent to recent successful LDV and LDT exploration efforts

Exploration

·	Drilled three successful exploration wells located in US Gulf of Mexico, Vietnam and offshore Mexico

2020 PROXY STATEMENT      V

The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Murphy Oil Corporation (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 13, 2020. It is expected that this Proxy Statement and related materials will first be provided to stockholders on or about March 30, 2020. The complete mailing address of the Company’s principal executive office is 300 Peach Street, P.O. Box 7000, El Dorado, Arkansas 71731-7000. References in this Proxy Statement to “we,” “us,” “our,” “the Company”, “Murphy Oil” and “Murphy” refer to Murphy Oil Corporation and its consolidated subsidiaries.

VI      MURPHY OIL CORPORATION

PROPOSAL 1

Election of Directors

WHO WE ARE

HOW WE ARE SELECTED, EVALUATED AND COMPRISED

HOW WE ARE ORGANIZED AND OPERATE

HOW WE ARE COMPENSATED

HOW YOU CAN COMMUNICATE WITH US

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE PERSONS NOMINATED

2020 PROXY STATEMENT 1

 Who We Are

T. JAY COLLINS Houston, Texas Age: 73 Director Since: 2013

Board Committees

·  Executive Compensation

·  Nominating & Governance

Certain other directorships

·  Oceaneering International, Inc., Houston, Texas

Principal occupation or employment

·  President and Chief Executive Officer, Oceaneering
International, Inc., from May 2006 to May 2011, retired
May 2011

Mr. Collins has extensive knowledge of international management and corporate-development. As a prior President and Chief Executive Officer of Oceaneering International, Inc., he has substantial knowledge and experience in the oil and natural gas industry. Among other qualifications, Mr. Collins brings to the Board experience in field operations, executive management and finance.

STEVEN A. COSSÉ New Orleans, Louisiana Age: 72 Director Since: 2011

Board Committees

·  Executive

·  Health, Safety & Environmental

Certain other directorships

·  Simmons First National Corporation, Pine Bluff, Arkansas

Principal occupation or employment

·  President and Chief Executive Officer of the Company from June 2012 to August 2013, retired from the Company December 2013; previously Executive Vice President and General Counsel of the Company from February 2005 through February 2011, retired from the Company February 2011 to May 2012

Mr. Cossé’s long service in several capacities with the Company has helped him gain a proficient understanding of many areas, including environmental laws and regulations. Among other qualifications, Mr. Cossé brings to the Board expertise in corporate governance, banking, securities laws and executive leadership.

2      MURPHY OIL CORPORATION

CLAIBORNE P. DEMING El Dorado, Arkansas Age: 65 Director Since: 1993

Board Committees

·  Chairman of the Board

·  Chair, Executive

·  Health, Safety & Environmental

Certain other directorships

·  Murphy USA Inc., El Dorado, Arkansas

Principal occupation or employment

·  President and Chief Executive Officer of the Company from October 1994 through December 2008, retired from the Company June 2009

Mr. Deming’s experience as former President and Chief Executive Officer of Murphy Oil Corporation gives him insight into the Company’s challenges, opportunities and operations. Among other qualifications, Mr. Deming brings to the Board executive leadership skills and over 30 years’ experience in the oil and natural gas industry.

LAWRENCE R. DICKERSON Houston, TX Age: 67 Director Since: 2014

Board Committees

·  Audit

·  Nominating & Governance

Certain other directorships

·  Oil States International, Inc., Houston, Texas

·  Great Lakes Dredge & Dock Corporation, Chairman, Oak Brook, Illinois

·  Hercules Offshore, Inc., Chairman, Houston, Texas Until 2016

Principal occupation or employment

·  President and Chief Executive Officer, Diamond Offshore Drilling, Inc., an offshore drilling company, from May 2008 through March 2014, retired March 2014

Mr. Dickerson’s experience as the President and a director of Diamond Offshore Drilling, Inc., from March 1998, and as Chief Executive Officer, from May 2008 until his retirement in March 2014, brings to the Board broad experience in leadership and financial matters. Among other qualifications, he brings to the Board expertise in international drilling operations.

2020 PROXY STATEMENT      3

 Who We Are

ROGER W. JENKINS El Dorado, Arkansas Age: 58 Director Since: 2013

Board Committees

·  Executive

Certain other directorships

·  Noble Corporation plc, London, United Kingdom

Principal occupation or employment

·  President and Chief Executive Officer of the Company since August 2013 and President of Murphy Exploration & Production Company since June 2012

Mr. Jenkins’ leadership as President and Chief Executive Officer of Murphy Oil Corporation allows him to provide the Board with his detailed perspective of the Company’s global operations. With a bachelor’s degree in Petroleum Engineering, a master’s degree in Business Administration and over 37 years of industry experience, he has played a critical leadership role in Murphy’s worldwide exploration and production operations, including the development of the Kikeh field in Malaysia and the Eagle Ford Shale in Texas.

ELISABETH W. KELLER Cambridge, Massachusetts Age: 62 Director Since: 2016	Board Committees · Health, Safety & Environmental · Nominating & Governance Certain other directorships · None Principal occupation or employment · President, Inglewood Plantation, LLC, since 2014	Ms. Keller is the President of Inglewood Plantation, LLC and is responsible for the development of strategic vision and oversight of operations of the largest organic farm in Louisiana. She brings to the Board extensive knowledge in health and environmental issues, both domestically and internationally.

4      MURPHY OIL CORPORATION

JAMES V. KELLEY Little Rock, Arkansas Age: 70 Director Since: 2006

Board Committees

·  Executive

·  Chair, Nominating & Governance

Certain other directorships

·  BancorpSouth, Inc., Tupelo, Mississippi, until 2014

Principal occupation or employment

·  President and Chief Operating Officer, BancorpSouth, Inc., a NYSE bank holding company, from 2001 to August 2014, retired August 2014

Mr. Kelley has extensive knowledge of capital markets and accounting issues. As former President and Chief Operating Officer of BancorpSouth, Inc., he understands the fundamentals and responsibilities of operating a large company. Among other qualifications, Mr. Kelley brings to the Board experience in banking, finance and accounting, as well as executive management.

WALENTIN MIROSH Calgary, Alberta Age: 74 Director Since: 2011

Board Committees

·  Executive Compensation

·  Chair, Health, Safety & Environmental

Certain other directorships

·  TC PipeLines GP, Inc., Calgary, Alberta

Principal occupation or employment

·  President, Mircan Resources Ltd., a private consulting company since January 2010

Mr. Mirosh, with his accomplishments in the chemical, natural gas, pipelines and investment industries, is able to provide the Board with dependable and insightful input in many areas. He brings to the Board experience in energy, regulatory and international law as well as skills in business development and corporate strategy.

2020 PROXY STATEMENT      5

 Who We Are

R. MADISON MURPHY El Dorado, Arkansas Age: 62 Director Since: 1993 (Chairman, 1994-2002)

Board Committees

·  Chair, Audit

·  Executive

Certain other directorships

·  Deltic Timber Corporation, El Dorado, Arkansas, until 2018

·  Murphy USA Inc., Chairman, El Dorado, Arkansas

Principal occupation or employment

·  Managing Member, Murphy Family Management, LLC, which manages investments, farm, timber and real estate, from 1998 until its dissolution in 2018;

·  President, The Murphy Foundation;

·  Owner, The Sumac Company, LLC;

·  Owner, Arc Vineyards; and

·  Owner, Presqu’ile Winery.

Mr. Murphy served as Chairman of the Board of Murphy Oil Corporation from 1994 to 2002. This background, along with his previous membership on the Board of Directors of Deltic Timber Corporation and current membership on the Board of Directors of Murphy USA Inc., brings to the Board and to the Audit Committee a unique business and financial perspective.

JEFFREY W. NOLAN Little Rock, Arkansas Age: 51 Director Since: 2012

Board Committees

·  Executive

·  Executive Compensation

Certain other directorships

·  None

Principal occupation or employment

·  President & Chief Executive Officer, Loutre Land and Timber Company, a natural resources company with a focus on the acquisition, ownership and management of timberland and mineral properties, since 1998

·  Chairman of the Board of Directors, First Financial Bank, headquartered in EI Dorado, Arkansas, since 2015

Mr. Nolan’s experience as President and Chief Executive Officer of a natural resources company, in addition to his former legal practice focused on business and corporate transactions, allows him to bring to the Board expertise in legal matters, corporate governance, corporate finance, acquisitions and divestitures and the management of mineral properties.

6      MURPHY OIL CORPORATION

Robert N. Ryan, Jr. Houston, Texas Age: 63 Director Since: October 2019	Board Committees · None Certain other directorships · None Principal occupation or employment · Vice President, Retired, Chevron Corporation, an integrated energy company, since 2018

Mr. Ryan has 39 years of experience in the energy industry including 15 years as Vice President - Global Exploration for Chevron Corporation from 2003 until his retirement in 2018. He brings to the Board extensive experience in worldwide exploration and portfolio management, and a broad knowledge of oil and gas operations and energy policy. He holds degrees in geology.

NEAL E. SCHMALE La Jolla, California Age: 73 Director Since: 2004

Board Committees

·  Audit

·  Chair, Executive Compensation

Certain other directorships

·  WD-40 Company, San Diego, California

Principal occupation or employment

·  President and Chief Operating Officer, Sempra Energy, an energy services holding company, from February 2006 to October 2011, retired October 2011

Mr. Schmale, as former Chief Operating Officer of Sempra Energy, brings to the Board the perspective of a corporate leader having faced external economic, social and governance issues. He also brings specific experience in financial matters from his prior service as Chief Financial Officer of Sempra Energy. He holds degrees in petroleum engineering and law and has a vast knowledge in different fields concerning the oil industry.

2020 PROXY STATEMENT      7

 Who We Are

LAURA A. SUGG Montgomery, Texas Age: 59 Director Since: 2015

Board Committees

·  Audit

·  Executive Compensation

·  Health, Safety & Environmental

Certain other directorships

·  Public Service Enterprise Group Inc., Newark, New Jersey, since 2019

·  Denbury Resources, Plano, Texas, until May 2019

·  Williams Companies Inc., Tulsa, Oklahoma, until 2016

Principal occupation or employment

·  Senior Executive, Retired, ConocoPhillips, then an international, integrated energy company, since 2010

Ms. Sugg’s broad background in capital allocation and accomplishments in the energy industry allow her to bring to the Board expertise in industry, operational and technical matters. Among other qualifications, she brings to the Board specific experience in executive leadership, human resources, compensation and financial matters. As a former leader at ConocoPhillips, Ms. Sugg has a proficient understanding of an oil and natural gas company’s challenges and opportunities.

8      MURPHY OIL CORPORATION

How We Are Selected, Evaluated and Comprised

Diversity

The Board believes it is important for directors to possess a diverse array of backgrounds, skills, and achievements. When considering new candidates, the Nominating & Governance Committee, with input from the Board, takes these factors into account as well as other appropriate characteristics, such as sound judgment, honesty, and integrity. In addition, the Nominating & Governance Committee, when searching for nominees for directors, relies on the Company’s Corporate Governance Guidelines, which state, “The Company endeavors to have a board representing diverse experience at policy-making levels in business areas that are relevant to the Company’s global activities” and takes reasonable steps to include diverse candidates in the pool of nominees and any search firm engaged by the Committee are affirmatively instructed to seek diverse candidates. The goal is to assemble and maintain a Board comprised of individuals that not only bring to bear a wealth of business and/or technical expertise, but that also demonstrate a commitment to ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations.

The matrix below outlines the diverse set of skills and expertise represented on the Company’s Board:	Director Age:
Director Tenure:

2020 PROXY STATEMENT      9

Majority Voting

The Company’s belief in directors’ accountability is evident in the provision in our Corporate Governance Guidelines providing that an incumbent director who fails to receive the required vote for re-election shall tender a resignation to the Board. To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election of the thirteen nominees for director whose names are set forth herein. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by such proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees or the Board may reduce its size. However, the Company does not expect this to occur. All nominees, other than Mr. Ryan, were elected at the last Annual Meeting of Stockholders. Mr. Ryan, recommended by a third party search firm, was elected to the Board of Directors on October 1, 2019.

Director and Nominee Independence

The Company’s belief in the importance of directors’ independence is reflected by the fact that all directors other than Mr. Roger Jenkins have been deemed independent by the Board based on the rules of the New York Stock Exchange (“NYSE”) and the standards of independence included in the Company’s Corporate Governance Guidelines. As part of its independence recommendation to the Board, the Nominating & Governance Committee at its February meeting considered familial relationships (Mr. Deming, Mr. Murphy and Ms. Keller are first cousins).

In 2019, the Company paid a total amount of $24,000 to The Murphy Foundation (Mr. Murphy) for the parking lot lease agreement that went into effect November 2018.

Mr. Deming, the independent Chairman of the Board, serves as presiding director at regularly scheduled board meetings as well as at no less than three meetings solely for non-employee directors. The meetings for non-employee directors are held in conjunction with the regularly scheduled February, August and December board meetings. If the Company had a non-employee director that was not independent, at least one of these meetings would include only independent non-employee directors.

COMPOSITION OF THE BOARD

85% INDEPENDENT	85% OIL AND GAS EXPERIENCE	31% TENURE OF 5 YEARS OR LESS	15% WOMEN

10      MURPHY OIL CORPORATION

How We Are Organized and Operate

Board Leadership Structure/Separate Chair and CEO Positions

The positions of Chairman of the Board and the Chief Executive Officer of the Company are held by two individuals. Mr. Deming serves as the Chairman of the Board as a non-executive and independent director. Mr. Jenkins is the Company’s President and Chief Executive Officer. Along with the Chairman of the Board of Directors and the Chief Executive Officer, other directors bring different perspectives and roles to the Company’s management, oversight and strategic development. The Company’s directors bring experience and expertise from both inside and outside the Company and industry, while the Chief Executive Officer is most familiar with the Company’s business and most capable of leading the execution of the Company’s strategy. The Board believes that separating the roles of Chairman and Chief Executive Officer is currently in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management. The Board will, however, maintain its flexibility to make this determination at any given point in time to provide appropriate leadership for the Company.

Risk Management

The Board exercises risk management oversight and control both directly and indirectly, the latter through various Board Committees. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, including the risks associated with each. The Executive Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee is responsible for oversight of financial risks and the ethical conduct of the Company’s business, including the steps the Company has taken to monitor and mitigate these risks. The Nominating & Governance Committee, in its role of reviewing and maintaining the Company’s corporate governance guidelines, manages risks associated with the independence of the Board and potential conflicts of interest. The Health, Safety & Environmental Committee oversees management of risks associated with environmental, health and safety issues. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and by management about the known risks to the strategy and the business of the Company.

     Committees

The standing committees of the Board are the Executive Committee, the Audit Committee, the Executive Compensation Committee, the Nominating & Governance Committee and the Health, Safety & Environmental Committee.

The Executive Committee, in accordance with the Company’s by-laws, is vested with the authority to exercise certain functions of the Board when the Board is not in session. The Executive Committee is also in charge of all financial accounting, legal and general administrative affairs of the Company, subject to any limitations prescribed by the by-laws or by the Board.

The Audit Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also assists the Board with its oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications, independence and performance, the performance of the Company’s internal audit function, the compliance by the Company with legal and regulatory requirements, and the review of programs related to compliance with the Company’s Code of Business Conduct and Ethics.

The Audit Committee meets with representatives of the independent registered public accounting firm and with members of the internal audit function for these purposes. In February 2019, the Board identified Lawrence R. Dickerson, R. Madison Murphy, and Neal E. Schmale as qualified financial experts and designated Neal E. Schmale as its “Audit Committee Financial Expert” as defined in Item 407 of Regulation S-K.

All of the members of the Audit Committee are independent under the rules of the NYSE and the Company’s independence standards.

The Executive Compensation Committee oversees the compensation of the Company’s executives and directors and administers the Company’s annual incentive compensation plan, the long-term incentive plan and the stock plan for non-employee directors. The Compensation Discussion and Analysis section contains additional information about the Executive Compensation Committee. In carrying out its duties, the Executive Compensation Committee will have direct access to outside advisors, independent compensation consultants and others to assist them.

2020 PROXY STATEMENT      11

All of the members of the Executive Compensation Committee are independent under the rules of the NYSE and the Company’s independence standards.

The Health, Safety & Environmental Committee assists the Board and management in monitoring compliance with applicable environmental, health and safety laws, rules and regulations as well as the Company’s Worldwide Health, Safety & Environmental Policy. Review of policies, procedures and practices regarding security of the Company’s people and property is also within the purview of this committee. The Committee assists the Board on matters relating to the Company’s response to evolving public issues affecting the Company in the realm of health, safety and the environment. The Committee has benefited from the Company’s involvement with groups such as the American Petroleum Institute (API) and sponsorship of initiatives like the Massachusetts Institute of Technology’s Joint Program on the Science and Policy of Global Change, which keeps abreast of emerging issues with respect to climate change.

The Nominating & Governance Committee identifies and recommends potential Board members, recommends appointments to Board committees, oversees evaluation of the Board’s performance and reviews and assesses the Corporate Governance Guidelines of the Company. All of the members of the Nominating & Governance Committee are independent under the rules of the NYSE and the Company’s independence standards.

Information regarding the process for evaluating and selecting potential director candidates, including those recommended by stockholders, is set out in the Company’s Corporate Governance Guidelines. Stockholders desiring to recommend candidates for membership on the Board for consideration by the Nominating & Governance Committee should address their recommendations to: Nominating & Governance Committee of the Board of Directors, c/o Corporate Secretary, Murphy Oil Corporation, P.O. Box 7000, El Dorado, Arkansas 71731-7000. As a matter of policy, candidates recommended by stockholders are evaluated on the same basis as candidates recommended by Board members, executive search firms or other sources.

Committee Charters

Charters for the Audit, Executive Compensation, Nominating & Governance and Health, Safety & Environmental Committees, along with the Corporate Governance Guidelines, Code of Business Conduct and Ethics and the Ethical Conduct for Executive Management, are available on the Company’s website, ir.murphyoilcorp.com/corporate-governance/highlights.

Board and Committee Evaluations

Our Board of Directors recognize that a thorough evaluation process is an important element of corporate governance and enhances our Board’s effectiveness. Therefore, each year, the Chairman of the Board and the Chairman of each Board Committee request that the directors provide their assessment of the effectiveness of the full Board and each of the committees on which they serve. The Corporate Secretary is instructed by each Chairman to manage the distribution and collection of the individual assessment forms which is conducted electronically through a third-party vendor portal. Once each director submits the completed assessment(s) through the portal, the responses are organized and summarized by the Corporate Secretary and provided to each Chairman for review and discussion at the next scheduled meeting during executive session.

It should be noted that the Board and each Board Committee reviews the adequacy of its own self-evaluation, but the Nominating & Governance Committee is charged with ensuring the adequacy of the entire process. Thus, each year, the Nominating & Governance Committee reviews and determines if the assessment forms stimulate a thoughtful evaluation about the Board and each Committee’s function and provides a forum for feedback on areas of improvement.

12      MURPHY OIL CORPORATION

Compensation Committee Interlocks and Insider Participation

During 2019, none of the members of the Executive Compensation Committee (i) was an officer or employee of the Company, (ii) was a former officer of the Company or (iii) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K.

Meetings and Attendance

During 2019, there were eight meetings of the Board, nine meetings of the Executive Committee, six meetings of the Audit Committee, three meetings of the Executive Compensation Committee, two meetings of the Nominating & Governance Committee and two meetings of the Health, Safety & Environmental Committee. All nominees’ attendance exceeded 75% of the total number of meetings of the Board and committees on which they served. Attendance for Board and committee meetings averaged 99% for the full year. All the Board members, except Mr. Ryan, attended the 2019 Annual Meeting of Stockholders. As set forth in the Company’s Corporate Governance Guidelines, all Board members are expected to attend each Annual Meeting of Stockholders.

The Board and Committees

	Audit	Health, Safety & Environmental	Executive Compensation	Nominating & Governance	Executive

T. Jay Collins			M	M

Steven A. Cossé		M			M

Claiborne P. Deming		M			C

Lawrence R. Dickerson	M			M

Roger W. Jenkins					M

Elisabeth W. Keller		M		M

James V. Kelley				C	M

Walentin (Val) Mirosh		C	M

R. Madison Murphy	C				M

Jeffrey W. Nolan			M		M

Robert N. Ryan, Jr.

Neal E. Schmale	M		C

Laura A. Sugg	M	M	M

C = Chair                 M = Member                   = Audit Committee Financial Expert

2020 PROXY STATEMENT      13

How We Are Compensated

The Company’s standard arrangement for the compensation of non-employee directors divides remuneration into cash and equity components. This approach aligns the interests of directors and the stockholders they represent. The Company further targets total director compensation at a level near the 50th percentile of the competitive market (as determined by our Executive Compensation Committee (the “Committee”) together with its independent compensation consultant, Pay Governance LLC (“Pay Governance”)), enhancing the Company’s ability to retain and recruit qualified individuals. Directors can elect to defer their cash compensation into the Company’s Non-Qualified Deferred Compensation Plan for Non-Employee Directors (“NED DCP Plan”) which was approved by the Board of Directors on February 3, 2016. Deferred amounts are deemed to be notionally invested through a fund in the Company’s stock. The “Fees Earned or Paid in Cash” column in the 2019 Director Compensation Table on the next page includes any amounts that were voluntarily deferred into the NED DCP Plan. Mr. Mirosh (Canadian citizen) does not have the opportunity to defer cash compensation in this manner.

In 2019, the cash component consisted of an annual retainer of $75,000, plus $2,000 for each Board or committee meeting attended. Supplemental retainers were paid to the Chairman of the Board ($115,000), Audit Committee Chairman ($25,000), the Audit Committee Financial Expert ($10,000), other members of the Audit Committee ($7,500) and the Chair of each other committee ($15,000). The Company also reimburses directors for reasonable travel, lodging and related expenses they incur in attending Board and committee meetings.

Also, in 2019, the total equity compensation for non-employee directors was maintained at a grant date fair value of $200,000 to keep the total director compensation near the 50th percentile of the Company’s peer group, enhancing the Company’s ability to retain and recruit qualified individuals. Each non-employee director, other than Mr. Ryan, received 7,156 time-based restricted stock units on February 6, 2019, which cliff vest after three years. Mr. Ryan was elected to the Board of Directors on October 1, 2019, and was awarded equivalent equity-based compensation on a pro-rated basis at that time. His award consisted of 3,076 restricted stock units which vest over the period beginning on October 1, 2019 and ending on February 6, 2022.

The non-employee directors are eligible to participate in the matching charitable gift program on the same terms as Murphy employees. Under this program, an eligible person’s total charitable gifts of up to $12,500 per calendar year will qualify. The Company will contribute to qualified educational institutions and hospitals an amount equal to twice the amount (2 to 1) contributed by the eligible person. The Company will contribute to qualified welfare and cultural organizations an amount equal to (1 to 1) the contribution made by the eligible person. Those amounts are in the column below showing “All Other Compensation”.

14      MURPHY OIL CORPORATION

2019 Director Compensation Table

	Fees Earned or Paid in Cash ($)		Stock Awards[1,2] ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)	All Other Compensation[4] ($)	Total ($)

Claiborne P. Deming	241,023	[5]	200,010		—	—	—	28,450	469,483

T. Jay Collins	101,023	[5]	200,010		—	—	—	—	301,033

Steven A. Cossé	111,023		200,010		—	—	—	25,000	336,033

Lawrence R. Dickerson	114,523		200,010		—	—	—	25,000	339,533

Elisabeth W. Keller	97,002		200,010		—	—	—	5,000	302,012

James V. Kelley	128,023		200,010		—	—	—	—	328,033

Walentin Mirosh	114,023		200,010		—	—	—	—	314,033

R. Madison Murphy	151,523		200,010		—	—	35,424	—	386,957

Jeffrey W. Nolan	115,023	[5]	200,010		—	—	—	25,000	340,033

Robert N. Ryan, Jr.	22,750	[6]	66,688	[7]	—	—	—	—	89,438

Neal E. Schmale	141,523	[5]	200,010		—	—	—	25,000	366,533

Laura A. Sugg	118,523		200,010		—	—	—	—	318,533
1

Represents grant date fair value of time-based restricted stock units awarded in 2019 as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note K to the consolidated financial statements included in the Company’s 2019 Form 10-K Annual Report.

2	At December 31, 2019, total time-based restricted stock units outstanding were:

Restricted Stock Units
Claiborne P. Deming	21,164
T. Jay Collins	21,164
Steven A. Cossé	21,164
Lawrence R. Dickerson	21,164
Elisabeth W. Keller	21,164
James V. Kelley	21,164
Walentin Mirosh	21,164
R. Madison Murphy	21,164
Jeffrey W. Nolan	21,164
Robert N. Ryan, Jr.	3,076
Neal E. Schmale	21,164
Laura A. Sugg	21,164
3

The 1994 Retirement Plan for Non-Employee Directors was frozen on May 14, 2003. At that time, then current directors were vested based on their years of service, with no further benefits accruing and benefits being paid out according to the terms of the plan.

4	Amounts include the matching charitable contributions the Company made on behalf of the directors for fiscal year 2019 pursuant to Company’s Gift Matching Program.

5	The director elected to defer payment of such amounts under the NED DCP Plan.

6	Mr. Ryan was appointed to the Board effective October 1, 2019. The amounts shown reflect fees Mr. Ryan earned for service during the 4th quarter of fiscal year 2019.

7	Mr. Ryan was elected to the Board on October 1, 2019, and was awarded equivalent equity-based compensation on a pro-rated basis.

2020 PROXY STATEMENT      15

How You Can Communicate With Us

The Board values input from stockholders and other stakeholders and therefore provides a number of means for communication with the Board. Stockholders are encouraged to communicate by voting on the items in this proxy statement, by attending the annual meeting, by participating in the Company’s quarterly calls or webcast investor updates and by reaching out at any time via mail or email. The Corporate Governance Guidelines provide that stockholders and other interested parties may send communications to the Board, specified individual directors and the independent directors as a group c/o the Corporate Secretary, Murphy Oil Corporation, P.O. Box 7000, El Dorado, Arkansas 71731-7000 or via email at ted_botner@murphyoilcorp.com. Items that are unrelated to a director’s duties and responsibilities as a Board member, such as junk mail, may be excluded by the Secretary.

16      MURPHY OIL CORPORATION

PROPOSAL 2

Advisory Vote to Approve Executive Compensation

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

2020 PROXY STATEMENT 17

PROPOSAL 2

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The Company has determined to submit Named Executive Officer compensation to an advisory (non-binding) vote annually. At the 2019 Annual Meeting, stockholders endorsed the compensation of the Company’s Named Executive Officers with over 98% of the votes cast supporting the proposal.

As described in detail under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate, and retain the Named Executive Officers who are critical to the Company’s success. Under these programs, the Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” along with the information in the compensation tables for additional details about the executive compensation programs, including information about the fiscal year 2019 compensation of the Named Executive Officers.

Stockholders are asked to indicate their support for the Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, stockholders are requested to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosures.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Executive Compensation Committee or the Board of Directors. The Board of Directors and the Executive Compensation Committee value the opinions of stockholders and to the extent there is a significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Executive Compensation Committee will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

18      MURPHY OIL CORPORATION

 Compensation

 Discussion and Analysis

Background

Murphy Oil Corporation is an independent exploration and production (“E&P”) company with a portfolio of global offshore and North American onshore assets delivering high margin production. Murphy primarily produces oil and natural gas in the United States and Canada. The Company’s long-term strategy as an oil-weighted independent E&P company is focused on the following key priorities that management believes will drive value for its stockholders:

1	develop differentiated perspectives in underexplored basins and plays;

2	continue to be a preferred partner to national oil companies and regional independents;

3	provide balance to the global offshore business by developing unconventional onshore plays in North America;

4	develop and produce fields in a safe, responsible, timely and cost effective manner; and

5	achieve and maintain a sustainable, profitable and high margin portfolio.

This Compensation Discussion and Analysis (“CD&A”) provides stockholders with an understanding of the Company’s compensation philosophy, objectives, policies and practices in place during 2019, as well as factors considered by the Executive Compensation Committee of the Board of Directors (referred to in this CD&A as the “Committee”) in making compensation decisions for 2019. For your reference, the Company’s CD&A is outlined in the following sections:

2020 PROXY STATEMENT      19

Executive Summary

A Note from the Executive Compensation Committee

These are unprecedented times for Murphy. Our entire industry has been disrupted both by the COVID-19 pandemic as well as recent volatility in the global oil markets. In just the first quarter of 2020, Murphy stock has closed daily trading as high as $28.00 per share, and as low as below $5.00 per share. The entire Board is working closely with management throughout this event, and we feel that we are well positioned, financially and operationally.

As we have noted, the Company extensively uses an equity-based system to compensate our executive leadership team as we believe this best aligns the interests of shareholders and management. More than 60% of the total direct compensation value that we grant to our Named Executive Officers each year is stock-based. The recent dramatic drop in the Company’s stock price has, as designed, directly impacted the value of the compensation of the equity grants previously made to the Named Executive Officers as well as many others in the management ranks of the Company. For example, and only for illustration purposes, for a restricted stock unit granted on February 4 and valued at $100, if it were paid out as of March 23, would be valued at $24 (an approximate 75% decrease in original value).

Thus far in 2020, we have not deviated from our normal compensation process and program; however, in light of the evolving nature of the crisis we are likely to do so in the coming weeks. If we believe changes to the compensation program are warranted for our business and in the best interest of our stockholders, we will communicate them in a timely and transparent way. As directors on your Board, we are working closely with management to shape our business strategy, and as members of the Executive Compensation Committee, we remain committed to designing compensation plans and implementing governance practices that align with long-term stockholder value.

The below chart outlines the CEO’s current fair market value of full value “unvested” awards outstanding as compared to the original grant date fair market value:

This CD&A focuses on the compensation of the Company’s Named Executive Officers (“NEOs”) listed below, whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in the proxy statement.

Name	Title

Roger W. Jenkins	President & Chief Executive Officer

David R. Looney	Executive Vice President & Chief Financial Officer

Michael K. McFadyen	Executive Vice President, Offshore

Walter K. Compton	Executive Vice President & General Counsel

Eric M. Hambly	Executive Vice President, Onshore

The Company’s compensation plans and practices are designed to align the financial interests of the above NEOs with the financial interests of its stockholders. To that end, NEOs are provided with a competitive base salary, an annual cash bonus opportunity based on the achievement of specific operational goals aligned with our business strategy and stockholder value creation and long-term incentives that are tied to our long-term stock performance.

20      MURPHY OIL CORPORATION

2019 Financial and Operational Highlights

This past year was a transformative year for Murphy as we closed two significant transactions while maintaining a diversified asset base with onshore and offshore optionality, primarily in the United States and Canada. We remain committed to the goal of operating within cash flow, targeting full dividend coverage, and achieving this through our high-margin realizations and oil-weighted assets. Our 2019 financial and operating highlights include the following:

·	Achieved $1.1 billion in net income, or $16.25 per barrel of oil equivalent sold, and $1.5 billion in adjusted EBITDA, or $23.99 per barrel of oil equivalent sold, for the full year*

·	Generated $1.49 billion in net cash from operating activities and delivered $145 million of free cash flow including NCI in 2019*

·	Returned more than $660 million to stockholders through long-standing dividend policy and $500 million share repurchase program

·	Extended debt maturity profile and preserved balance sheet strength with approximately 31% net debt to total capital* at year-end

·	Attained full year field-level margins of $32 and $35 per barrel of oil equivalent in the Eagle Ford Shale and North America offshore regions, respectively

·	Produced 173,000 barrels of oil equivalent per day with 94% sold at a premium to $57.04 WTI

2019 Compensation Program Structure

Murphy has structured its cash and equity-based compensation program to position approximately 90% of the CEO’s and 80%-85% of the other NEO’s target total direct compensation opportunity in variable compensation components tied to the achievement of short- and long-term performance criteria aligned with the Company’s business objectives. Short-term incentives are paid in the form of annual cash bonus opportunities tied to the achievement of specific performance goals aligned with stockholder value creation. Long-term incentives combine performance-based restricted stock units (referred to in this CD&A as “PSUs”) and time-based restricted stock units (referred to in this CD&A as “RSUs”) to provide a compensation opportunity aligned with the Company’s long-term stock performance, delivered through awards that are performance based in absolute and relative terms, while also encouraging retention.

1	Unless otherwise noted, the financial and operating highlights and metrics discussed above exclude noncontrolling interest, thereby representing only the amounts attributable to Murphy.
*	See Annex for reconciliations of non-GAAP financial measures to their most closely comparable GAAP metric.

2020 PROXY STATEMENT      21

2019 Compensation Actions and Program Outcomes

Base Salary

Adjustments to CEO & NEO Base Salaries

The Company provides base salaries to its CEO and other NEOs which are structured to reward executives for the performance of their regular duties and responsibilities associated with their management of the Company.

Murphy targets base salaries at the 50th percentile of base salaries paid by our peer group.

On February 5, 2019, the Committee approved adjustments to the base salaries for the following NEOs in order to bring their base salary closer to the market midpoint of the Company’s peer group:

·	Mr. Jenkins’ base salary remained unchanged;

·	Mr. Looney received a 3.0% adjustment;

·	Messrs. Compton and Hambly each received 5.0% adjustments; and

·	Mr. McFadyen received a 7.0% adjustment.

Annual Incentives

Annual Incentive Plan (“AIP”) Awards Paid Above Target

For the fiscal year 2019, the Committee modified the AIP performance metrics to increase the weighting capital efficiency and financial discipline and for 2019 measured performance in the following areas:

·	25%-EBITDA/Average Capital Employed (ACE);

·	20%-Lease Operating Expense (LOE)/ Barrel of Oil Equivalent (BOE);

·	7.5%-Safety (Total Recordable Incident Rate);

·	7.5%-Environmental (Spill Rate);

·	20%-Production (BOEPD); and

·	20%-Produced Reserve Replacement (organic)

Below we provide an expanded discussion of the factors underlying our performance target setting process.

Based upon the Company’s performance during fiscal year 2019, Murphy met or exceeded the performance goals in four of the six areas measured. The AIP formula for the NEO positions resulted in an earned performance score of 127.92% of target.

Long-Term Equity Incentives

Long-Term Incentives Granted at Target Levels for 2019

In February 2019, the Committee approved long-term incentive (“LTI”) grants with target award opportunities for each NEO based upon the 50th percentile of the target award opportunities set by our peer group. In prior years, the Committee had set LTI target award opportunities below the 50th percentile.

The 2019 LTI mix was:

·	75% in PSUs tied to relative total shareholder return (“TSR”)

·	25% in time-vested RSUs

Payouts under the 2019 PSUs are based on the Company’s TSR relative to a peer group’s TSR over a three-year performance period. Payouts are capped at target for negative TSR results.

The following provides a summary of the results for fiscal year 2019 based on relative TSR performance and the impact of such performance upon grants occurring in 2017, 2018, and 2019

PSUs (%)		2017	2018	2019
Year 1		139.4	123.0	NA
Year 2		123.0	129.2	NA
Year 3		129.2	TBD	NA
Cumulative Years 1-3		150.0	TBD	TBD
Total		135.4	TBD	TBD

TSR	2017	2018	2019	2017 -2019
Performance	-6.65%	-6.36%	-1.31%	-4.81%
Peer Group Rank	4/17	6/17	4/15	2/15

22      MURPHY OIL CORPORATION

CEO Compensation

The CEO’s annual base salary for fiscal year 2019 was $1,332,500, which was the same rate in effect for fiscal year 2018. Mr. Jenkins’ annual incentive award (cash bonus, payable in first quarter 2020) was paid at the level of $2,301,147, which represents approximately 127.92% of his target award opportunity, a level commensurate with those of other AIP participants. In February 2019, the Committee granted the CEO long-term incentive compensation with a grant date fair value of $10,596,510. In aggregate, Mr. Jenkins’ total direct compensation for 2019 was $14,230,172 which is an approximate 8.5% increase in total compensation from his 2018 level of $13,115,919.

Stockholder Engagement

The Company values the feedback and insights that it receives from its stockholders through ongoing dialogue. At the 2019 Annual Meeting, a proposal seeking an advisory vote on executive compensation for the Company’s NEOs (see “Tabular Information for Named Executive Officers”) was submitted to stockholders. Stockholders endorsed the Company’s NEO compensation, with more than 98% of the votes cast indicating approval.

Even in years of strong say-on-pay support, we engage with our stockholders on a regular basis to ensure we fully understand the factors they consider to be most important when evaluating our Company. During 2019, in addition to regular discussions with stockholders regarding our financial results, members of executive management proactively engaged in discussions with institutional investors soliciting investors’ input regarding the strengths and weaknesses of the Company’s strategy, corporate governance, executive compensation and sustainability. Murphy extended the opportunity for one-on-one discussions with the 25 largest institutional investors holding significant ownership interests in Murphy. A number of significant investors responded favorably to the opportunity to share their views and provided meaningful input.

The Committee enhanced a number of elements of our executive compensation program in 2019, including the following:

Implementation of Longer Performance Measurement Period for PSUs

Beginning with the 2019 awards under the 2018 Long-Term Incentive Plan (the “2018 LTI Plan”), a new measurement period of 36 months was implemented. The performance metric remains as relative TSR of Murphy versus its designated industry peer group. This change in the measurement period was made in recognition that stockholders may be more focused on demonstrated longer-term performance cycles.

Addition of Limit on PSU Vesting for Negative TSR

In February 2019, the Company added a new provision to the long-term incentive grants that includes a vesting cap on PSU awards should the Murphy TSR be negative over the three-year performance cycle. Even if the Murphy relative TSR performance may result in an above-target payout opportunity greater than 100% of the number of PSUs granted, the new plan design caps the number of PSUs earned to 100% of the number of PSUs granted.

Adoption of Double Trigger Vesting of Long-Term Incentives in Event of Change-in-Control (“CIC”)

Beginning with equity grants made in February 2019, we no longer provide for accelerated vesting of long-term incentive compensation grants to the CEO and seven executive officers, including NEOs, who are direct reports to the CEO position upon the event of a Company CIC. Grants are now subject to a new policy that requires two defined triggers: (i) the Company experiences a CIC (as defined and set forth in the applicable long-term incentive plan documents); and (ii) the CEO or his applicable direct report, including NEOs, experiences an involuntary termination of employment or terminates employment for stated good reason upon or during a set period following the CIC.

Adoption of a Single Peer Group

In recent years, Murphy has relied upon two different sets of peer group for purposes of benchmarking and financial analysis. There was considerable, but not total overlap between the two groups. During the first quarter of 2019, the Executive Compensation Committee analyzed 28 exploration and production companies for potential inclusion in a new group of companies and approved a new single peer group of 17 companies (later revised to 15 companies). This peer group is the identified TSR performance measurement peer group with respect to the new long-term performance plan grants awarded to NEOs in February 2019. Please see page 36 of this CD&A for a list of peer group companies.

Implementation of New CIC Severance for NEOs

When reviewing peer CIC-related compensation practices, the Committee determined that the Murphy’s CIC-related cash severance benefits were not competitive with our peers. On April 15, 2019, the Company entered into Severance Protection Agreements (“Agreements”) with seven executive officers who are direct reports to the CEO position, including Messrs. Looney, McFadyen, Compton and Hambly. The cash severance benefits payable under the Agreements were set at the 50th percentile of our peer group.

Each Agreement has an initial term of three years and will automatically be extended for successive one-year periods unless either the Company or the NEO provides 90 days prior written notice to not extend the term. The Agreements provide that if, within twenty-four months following a ClC of the Company, the Company terminates a NEO’s employment for any reason other than for “Cause” or “Disability”, or the

2020 PROXY STATEMENT      23

NEO resigns for “Good Reason” (as such terms are defined in the Agreements), the NEO will be entitled to the following severance benefits:

·

a lump sum cash payment equal to two times (or three times in Mr. Looney’s case) the sum of (A) the NEO’s annual base salary in effect immediately prior to the termination (or if greater, the highest rate in effect at any time during the 90-day period before the CIC) and (B) the average of the NEO’s annual bonus for the three years prior to the termination (or if greater, the three full fiscal years prior to the CIC);

·	full vesting of all outstanding equity awards;

·	continued life, accident and health insurance coverage for the 30-month period following termination (or the 36-month period following termination in Mr. Looney’s case); and

·	certain relocation benefits.

The NEOs will not be entitled to any tax gross-up payments for any golden parachute excise tax that may be imposed on them as a result of a CIC and severance benefits resulting from a subsequent termination of employment. Pursuant to the Severance Protection Agreements, the NEOs will be subject to certain non-competition and non-solicitation restrictive covenants for one year following a termination of their employment that occurs following a CIC.

Payouts under the Severance Protection Agreements are subject to a “double-trigger” qualification, whereby the NEO will only receive payout following both a CIC and a subsequent qualifying termination. This ensures that we provide our NEOs with severance protections that are competitive with our peers, while continuing to assure the NEOs’ objectivity and dedication in the event of an actual or threatened CIC of the Company. We believe that the Severance Protection Agreements will serve to align the long-term interests of our NEOs with our shareholders.

24      MURPHY OIL CORPORATION

Compensation and Corporate Governance Policies

“What We Do” and “What We Don’t Do”

Murphy is committed to developing and implementing executive compensation and corporate governance policies which are directly aligned with the best interests of our stockholders. In this regard, we have adopted executive compensation practices which are considered to be “best practices” and which will ensure that we have put stockholder’s interests at the forefront. The following table lists the practices that Murphy has implemented which describe the best practices we have adopted as “What We Do” as well as a listing of practices identified as “What We Don’t Do” that we consider not to be aligned with our stockholders’ interests.

What We Do

✔	Stock Ownership Guidelines

Directors are required to own and hold Company shares equal in value to five times their annual cash retainer. Officers of the Company or any of its operating subsidiaries are expected to own and hold a number of shares at least equal in value to a multiple of base salary, depending upon the officer’s position (5.0 times for the CEO, 2.5 times for EVPs, 2.0 times for SVPs, and 1.0 times for VPs).

✔	Pay for Performance

At least 80% of each NEO’s target direct compensation is in the form of variable compensation tied to Company performance through the annual incentive and long-term incentive compensation plans. PSUs, which comprise 75% of equity awards, are tied to a multi-year performance goal and may not be earned above target if TSR over the performance period is negative.

✔	Anti-Hedging Policy

Directors, officers, and employees are prohibited from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds, or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s securities.

✔	Limited Perquisites

The Company’s executive officers, including the NEOs, receive no perquisites or special executive benefits, unless such benefits serve a reasonable purpose, such as limited use of Company aircraft by the CEO.

✔	Clawback Provision

The Company has adopted a policy allowing for the recovery of equity and cash incentive-based compensation from our NEOs under certain circumstances including upon restatement of Company financial statements.

✔	Independent Compensation Advisor

The Committee of the Board has retained the services of Pay Governance as its independent advisor regarding executive compensation issues facing the Committee. Pay Governance provides no other services to Murphy or the Committee beyond its executive compensation advisory services.

✔	Annual Stockholder Say-on-Pay Vote

Since the inception of the stockholder advisory vote regarding Say-on-Pay, Murphy has allowed for such a vote annually and has received a highly favorable (92% or higher) voting result each year.

✔	Stockholder Engagement

The Company engages with stockholders on a regular basis to fully understand the factors considered most important when evaluating the Company.

✔	Double Trigger CIC Provisions

Equity awards granted on or after February 2019 and cash severance benefits are both subject to double trigger CIC provisions (i.e., NEO incurs a qualifying termination within 24 months of a CIC). Upon a double trigger, eligible equity awards will immediately vest and cash severance will be paid shortly thereafter.

2020 PROXY STATEMENT      25

What We Don’t Do

×	No Employment Agreements

The Company does not have written employment agreements specifying compensation levels and practices for its CEO and NEOs or any Company employee. Beginning in 2019, the only written agreements in effect with our executive officers are the Severance Protection Agreements which provide executive officers certain severance benefits in the case of a qualifying termination occurring within 24 months following a CIC transaction.

×	No Tax Gross-Up Payments

The Company does not provide its CEO or other NEOs with tax gross-up payments for any form of executive compensation, including the CIC severance compensation for the CEO and the other NEOs.

×	No Backdating of Stock Options

Murphy has never engaged in the practice of backdating stock options or other forms of equity compensation.

×	No Payment of Dividends on Unearned Performance Awards or Time-based Awards

The Company does not pay dividends on unearned long-term performance awards or time-based awards. However, during the performance or service period, dividends accrue on unearned awards and will be paid solely to the extent the underlying award vests.

×	No Above-Median Benchmarking

All elements of total direct executive compensation (base salary, target annual incentive, and target long-term incentives) are benchmarked at the 50th percentile of our peers or the competitive market.

×	No Pledging of Shares Unless Stock Ownership Guidelines are Met

A director or officer may not pledge Company securities, including the purchasing of Company securities on margin or holding Company securities in a margin account, until he or she has achieved the applicable stock ownership target specified in our stock ownership guidelines. Any pledging of shares must be in compliance with applicable law and must be disclosed to the Company in advance.

×	No Payment of Awards Greater Than Target in Event of Negative TSR During the 3-Year LTI Performance Period

Payouts under PSU grants are capped at target if the Company’s TSR is negative over the applicable measurement period but would result in payout greater than target.

26      MURPHY OIL CORPORATION

Elements of Compensation

The Company’s executive compensation program includes a base salary, an annual cash-based incentive opportunity, long-term incentive compensation, employee benefits and limited perquisites. The Committee believes that a majority of an executive officer’s total direct compensation opportunity (which includes base salary, annual and long-term incentive opportunities) should be performance-based. The Committee determines an executive’s total direct compensation opportunity based on compensation peer company information and survey data provided by Pay Governance to ensure the program is competitive with the compensation peer group in order to attract and retain talented executives.

A.  Base Salary

The objectives of the base salary component of compensation are:

1	to provide a fixed level of compensation to compensate the executive for day-to-day execution of primary duties and responsibilities;

2	to assist the Company in the attraction and retention of a highly skilled competitive leadership team by paying base salaries competitive with those paid by the Company’s compensation peer group; and

3	to provide a foundation level of compensation upon which incentive opportunities can be added to provide the motivation to deliver superior performance.

The Company targets the median (“50th percentile”) of competitive market pay levels for the base salary of the NEOs because it allows the organization to recruit, attract, and retain qualified management talent having the requisite skills and competencies to manage the Company and to deliver additional value for stockholders. In practice, some executives are paid above or below the 50th percentile because of their individual job performance, time in the position, and/or tenure with the Company. Executives’ salaries are ultimately determined based on the market pay levels, as well as a combination of experience, duties and responsibilities, individual performance, Company performance, general economic conditions and marketplace compensation trends.

In order to bring the NEO’s base salary closer to the market midpoint of the Company’s peer group, the Committee approved adjustments to the base salaries for the following NEOs effective as of February 5, 2019:

·	Mr. Looney received a 3.0% adjustment;

·	Messrs. Compton and Hambly each received 5.0% adjustments; and

·	Mr. McFadyen received a 7.0% adjustment.

Mr. Jenkins’ base salary remained unchanged. The chart below details our NEOs 2018 and 2019 base salaries and adjustments:

Named Executive Officer	2018 Base Salary	2019 Base Salary	Adjustment for 2019

Roger W. Jenkins	$1,332,500	$1,332,500	—

David R. Looney	$650,000	$669,500	3%

Michael K. McFadyen	$550,000	$588,500	7%

Walter K. Compton	$585,092	$614,346	5%

Eric M. Hambly	$490,000	$514,500	5%

2020 PROXY STATEMENT      27

B.  Annual Incentive Plan

The objectives of the Company’s annual incentive program are:

1	to provide cash-based incentive compensation linked to Company performance to those officers, executives, and key employees who contribute significantly to the growth and success of the Company;

2	to attract and retain individuals of outstanding ability;

3	to align the interests of those who hold positions of major responsibility in the Company with the interests of the Company’s stockholders; and

4	to encourage excellent operational performance by rewarding executives when they achieve this level of performance.

Generally, the Committee sets each NEO’s annual target incentive at the 50th percentile of competitive market pay levels. Executives have the opportunity to be compensated above the 50th percentile when the Company has above market performance based on established performance measures. In February 2019, the Committee reviewed an analysis of the top executives prepared by Pay Governance and approved adjustments, where necessary, to bring target bonus percentages in line with the market. For 2019, the target bonus percentages of the Company’s NEOs were at the median of the competitive market.

For the 2019 annual incentive plan, the Committee approved the following three performance metrics: (i) safety, (ii) environmental (iii) financial/operational (which includes 2 different performance measures approved by the Committee) and (iv) operational (which also includes 2 different performance measures approved by the Committee). The performance metrics were the same as used in 2018, except for the replacement of the financial measure EBITDA/BOE with EBITDA/ACE to increase the profile for the role of capital efficiency and financial discipline.

The following annual incentive plan target increases were made to move the incentive targets closer to the market median of the Company’s peer group based on data provided by Pay Governance:

Named Executive Officer	2018 Annual Incentive Target (As % of Base Salary)	2019 Annual Incentive Target (As % of Base Salary)	Adjustment for 2019

Roger W. Jenkins	135%	135%	—

David R. Looney	85%	90%	5.88%

Michael K. McFadyen	85%	85%	—

Walter K. Compton	75%	85%	13.33%

Eric M. Hambly	85%	85%	—

28      MURPHY OIL CORPORATION

PERFORMANCE METRICS AND WEIGHTINGS

2019 Performance Criteria
Metric	Weighting		Definition

Safety
Total Recordable Incident Rate (TRIR)	7.5%		Defined as the combined number of incidents for both contractors and employees worldwide per 200,000 work hours. The lower the result, the better the performance.
			The health and safety of the Company’s employees and contractors is important to the Company. Inclusion of a safety metric reflects the Company’s emphasis on safe operations by both employees and contractors.

Environmental
Spill Rate	7.5%		Defined as the number of spills equal to or greater than one barrel per million BOEs[1] produced. Like TRIR, the lower the spill rate, the better our environmental performance.
			Inclusion of a spill metric reflects the Company’s commitment to environmentally sound operations.

Financial
EBITDA/Average Capital Employed[1] Lease Operating Expense (“LOE”)/BOE[2]	25 20	% %	These financial goals focus on financial discipline and encourage employees to manage costs relative to gross margins and the commodity price environment.

Operational
Produced Reserves Replacement (organic) Production Target (BOEPD)[3]	20 20	% %	The primary business objectives for an exploration and production company are to find oil and natural gas reserves at a competitive cost while generating economic value for its stockholders and assuring that reserves are prudently converted into production and ultimately cash flow.
			Including specific operational goals on reserves additions (excluding acquisitions and divestitures) and production volumes provides a direct line of sight for the Company’s employees of their impact on the Company’s operational success.
1

EBITDA/ACE is calculated by dividing the Company’s EBITDA for fiscal year 2019 by the sum of the opening plus closing Capital Employed (total equity + total long-term debt + total short-term debt) divided by two. EBITDA may be adjusted for items which effect the representation of EBITDA to underlying performance, e.g. unrealized mark to market movements on commodity hedging.

2

A barrel of oil equivalent (BOE) is a term used to summarize the amount of energy that is equivalent to the amount of energy found in one barrel of crude oil. One barrel of oil is generally deemed to have the same amount of energy content as 6,000 cubic feet of natural gas.

3	Barrels of oil equivalent per day (BOEPD) is a term that is used in conjunction with the production or distribution of oil and natural gas.

2020 PROXY STATEMENT      29

PERFORMANCE TARGETS AND GOAL SETTING PROCESS

The following table summarizes the performance metrics, respective weighting of performance metrics and weighted performance scores based on actual performance, used in determining each NEO’s annual incentive awards for 2019. The stretched targets for performance metrics were primarily based on historical data, budgets and forecasts.

Under the terms of the 2017 Plan, achievement of 100% of the target rate results in the payment of 100% of individual target awards. However, the Committee may exercise its discretion to reduce or increase amounts otherwise earned and payable. No awards are payable if performance falls below the threshold level.

2019 AIP Metrics and Results
Metric	Threshold	Target		Maximum	Actual Results	Payout Achieved	Weighting	Result

EBITDA/ACE	14.90%	16.50%[1]		18.20%	18.00%	188.24%	25.00%	47.06%

LOE/BOE	$9.11	$8.68	[1]	$7.81	$8.46	125.29%	20.00%	25.06%

TRIR	0.53	0.38		0.00	0.52	53.33%	7.50%	4.00%

Spill Rate (bbls per MMBOE)	9.00	5.40		0.00	1.20	177.78%	7.50%	13.33%

Production Target (BOEPD)	170,145	179,100	[1]	188,055	173,255	67.36%	20.00%	13.47%

Produced Reserves Replacement (organic)	85.00%	100.00%		140.00%	110.00%[2]	125.00%	20.00%	25.00%

Total								127.92%
1

The following targets were adjusted in October 2019 to account for the impact of the divesture of the Company’s Malaysian assets and the acquisition of certain Gulf of Mexico assets from LLOG in 2019: LOE/BOE target of $9.40 was adjusted to $8.68; Production target of 207,500 was adjusted to 179,100 and EBITDA/ACE target of 20.0% was adjusted to 16.5%.

2	Adjusted by Executive Management to limit overall payout for non-technical reserve adds.

2019 AIP payouts are set forth in the table below:

Named Executive Officer	2019 Base Salary Earnings	Target Bonus as a Percentage of Base Salary Earnings	Target Bonus Award (Base Salary Earnings Multiplied by Target Bonus Percentage)	Earned Award (127.92% of Target)

Roger W. Jenkins	$1,332,515	135%	$1,798,895	$2,301,147

David R. Looney	$ 667,882	90%	$ 601,094	$ 768,920

Michael K. McFadyen	$ 585,302	85%	$ 497,507	$ 636,410

Walter K. Compton	$ 611,915	85%	$ 520,128	$ 665,347

Eric M. Hambly	$ 512,470	85%	$ 435,599	$ 557,219

30      MURPHY OIL CORPORATION

C.  Long-term Incentive Compensation

The objectives of the Company’s long-term incentive program are:

1	to align executives’ interests with the interests of stockholders;

2	to reinforce the critical objective of building stockholder value over the long term;

3	to assist in the long-term attraction, motivation, and retention of an outstanding management team;

4	to complement the short-term performance metrics of the 2017 Plan; and

5	to focus management attention upon the execution of the long-term business strategy of the Company.

The Company generally targets the median of competitive market pay levels for the annual grant value of long- term incentive compensation.

The Committee considers a number of factors when determining each NEO’s LTI target value. These factors include competitive market data, overall Company performance, internal equity, and individual performance. In addition, the Committee considers the number of shares available for future grants and the potential dilutive effect of equity awards granted to the NEOs and other employees. Based on these considerations, the Committee set each NEO’s LTI target value generally at the 50th percentile of competitive market practice.

Long-term incentive grants for each NEO were awarded 75% in the value of PSUs and 25% in the value of RSUs.

These guidelines, provided by Pay Governance from the Mercer US Energy 27 Compensation Survey, were constructed around the 50th percentile competitive data. Total grants to all long-term incentive participants made in 2019 equaled approximately 0.84% of the Company’s outstanding shares which is below the 1% annual maximum grant allowed under the 2018 LTI Plan.

NEO grants were as follows:

Named Executive Officer	Number of Time-Based Restricted Stock Units[1,2]	Number of Performance-Based Restricted Stock Units[1,2]

Roger W. Jenkins	94,000	283,000

David R. Looney	28,000	85,000

Michael K. McFadyen	25,000	75,000

Walter K. Compton	20,000	61,000

Eric M. Hambly	22,000	66,000
1	Time-based and Performance-based RSU awards generally vest on the third anniversary of the award’s grant date.

2	Grant date fair values are listed in the 2019 Grants of Plan-Based Awards Table.

TIME-BASED RESTRICTED STOCK UNITS

RSUs awarded in 2019 vest on the third anniversary of the grant date. Dividend equivalents are accumulated during the performance period and pay out only if the underlying RSUs vest and are earned. Holders of RSUs do not have any voting rights.

PERFORMANCE-BASED RESTRICTED STOCK UNITS

TSR as a Performance Metric

The Committee believes that a performance unit program based on TSR relative to peer companies aligns pay and Company performance. The industry peers selected for each performance cycle generally match the industry peers comprising the prevailing peer group used for compensation benchmarking. TSR is determined by calculating the stock price appreciation, or reduction per share, for the performance period assuming dividends are reinvested on a monthly basis. For purposes of this calculation, the beginning and ending stock prices are the averages of the closing stock prices for the month immediately preceding and the last month of the performance period. Notwithstanding the satisfaction of any performance goals, the number of shares granted, issued, retainable and/or vested under an award of PSUs on account of either financial performance or personal performance evaluations may, to the extent specified in the applicable award agreement, be reduced by the Committee on the basis of such further considerations as determined by the Committee in its sole discretion.

2020 PROXY STATEMENT      31

Payout / Performance Leverage

The 2019 PSUs are subject to a three-year performance period over which the Company’s TSR is measured and compared to the TSR of an index of our peer group of energy companies (identified below). PSUs may vest and become payable based on the following schedule:

Performance Achievement (TSR % Ranking)	Payout (% of Target)

<25th %	0%

25th %	50%

50th %	100%

75th %	125%

90th %	150%

A prorated percentage of PSUs will vest and be paid for performance between the 25th and 90th TSR percentiles. Dividend equivalents are accumulated during the performance period and pay out only to the extent that the underlying PSUs vest and are earned. Holders of PSUs do not have any voting rights.

As mentioned previously, payouts for the 2019 PSU grants are capped at target if the Company’s TSR is negative over the applicable measurement period but would result in payout greater than target.

FORM OF COMPENSATION SELECTION AND PLAN INFORMATION

As noted above, the Committee currently uses two principal forms of long-term incentive compensation: RSUs and PSUs. While the Committee expects to continue to use these two principal forms of equity-based incentives going forward, it is possible that the Committee may adopt a different long-term incentive compensation strategy in future years in response to changes in the competitive marketplace, regulatory actions, and/or changes to business strategy. In order to provide for flexibility going forward, the 2018 LTI Plan provides possible alternative long-term equity incentive awards in addition to time-based and performance-based restricted stock units, including stock options, stock appreciation rights, performance shares, phantom units, dividend equivalents, and other stock-based incentives.

During 2019, the Company granted 1,285,500 shares as full value awards under the 2018 LTI Plan. As of December 31, 2019, the number of shares available for future grants of full Value awards under the 2018 LTI Plan was 2,100,400.

32      MURPHY OIL CORPORATION

D.  Employee Benefits and Perquisites

The objectives of the Company’s employee benefits and perquisites program are:

1	to provide an employee benefit package with the same level of benefits provided to all Company employees which is competitive within the Company’s industry sector;

2	to offer executives indirect compensation which is efficient and supplemental to their direct compensation to assist with retirement, health, and welfare needs for individuals and their families; and

3	to provide only limited benefits to selected executives as deemed appropriate under the circumstances.

The Company’s executives are provided usual and customary employee benefits available to all employees, including the NEOs. These include thrift savings (401(k)), life insurance, accidental death and dismemberment insurance, medical/dental insurance, vision insurance, long-term disability insurance, and a Company-sponsored pension plan. Effective with the spin-off of Murphy’s former U.S. retail marketing operation, Murphy USA Inc. (MUSA) on August 30, 2013, significant modifications were made to the U.S. defined benefit pension plan. Certain Company employees’ benefits under the U.S. plan were frozen at that time. No further benefit service will accrue for the affected employees; however, the plan will recognize future earnings after the spin-off. In addition, all previously unvested benefits became fully vested at the spin-off date. For those affected active employees of the Company, additional U.S. retirement plan benefits will accrue in future periods under a cash balance formula.

Tax regulations adversely affect certain highly compensated employees by restricting their full participation in qualified pension and defined contribution (thrift) plans. In an effort to provide the same level of retirement benefit opportunity for all employees, including the NEOs, the Company maintains a Supplemental Executive Retirement Plan (the “SERP”). The purpose of the SERP is to restore pension plan and thrift plan benefits which are not payable under such plans because of certain specified benefit and compensation limitations under tax regulations. The benefit to the Company of this arrangement is the retention and long-term service of employees who are otherwise unprotected by employment contracts.

The SERP is unfunded and is subject to general credit of the Company. Other than the SERP, the Company does not offer a deferred compensation alternative to the NEOs.

The Committee also provides to Mr. Jenkins a number of flight hours each year in the continental United States on Company aircraft as part of his total compensation package. In 2019, the Committee increased Mr. Jenkins’ flight hours to a maximum of 60 flight hours from 50 flight hours. The aggregate incremental cost of providing this perquisite to Mr. Jenkins was $210,342, as reported in the “All Other Compensation” column of the 2019 Summary Compensation Table. The Standard Industry Fare Level rate was used to determine the income reportable to Mr. Jenkins for these trips, and the Company has not provided any tax gross-up or other tax assistance with respect to the income recognized for use of the Company aircraft.

2020 PROXY STATEMENT      33

Compensation

Policies and Processes

The Committee oversees and approves the compensation of the NEOs. The Committee currently consists of five members, all of whom have been determined by the Board to satisfy the heightened independence requirements of the NYSE and the Company’s categorical independence standards. The Nominating & Governance Committee recommends nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members are appointed and approved by the Board and may be removed by the Board at any time. Members of the Committee during 2019 were Neal E. Schmale (Chair), T. Jay Collins, Walentin Mirosh, Jeffrey W. Nolan and Laura A. Sugg.

The Committee reviews and approves corporate goals and objectives relevant to the CEO’s and other NEO’s compensation and evaluates the CEO’s performance in light of these goals and objectives. Any decisions regarding the CEO’s compensation are made solely by the Committee based on that evaluation. For NEOs other than the CEO, the Committee considers the performance evaluations made by the CEO and the recommendations of the CEO.

The Committee administers and makes recommendations to the Board with respect to the Company’s incentive and equity-based compensation plans, and it reviews and approves awards granted under such plans.

Role of Independent Compensation Advisory Firm

As set forth in its charter, which can be found on the Company’s website ir.murphyoilcorp.com/corporate-governance/highlights, the Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and has the sole authority to approve the consultant’s fees and other retention terms. Advice and assistance from internal or external legal, accounting or other advisors is also available to the Committee. Pay Governance provides the Committee with, among other things, an analysis of trends and compensation data for general industry, the oil and natural gas industry and a select group of comparator companies within the oil and natural gas industry. In 2019, the Committee again retained Pay Governance as an independent compensation consultant.

All Pay Governance invoices were approved by the Committee’s Chair prior to payment. In its role as an advisor to the Committee, Pay Governance attended all three Committee meetings in 2019 and provided the Committee with objective and expert analyses, independent advice and information with respect to executive and director compensation. Pay Governance does not provide any other consulting services to the Committee or to the Company, other than those dealing with executive compensation and the compensation of non-employee directors.

The Committee annually evaluates the performance and independence of Pay Governance. In 2019, Pay Governance delivered a letter to the Committee that provided full disclosure relating to Pay Governance’s relationship to the Company, taking into account the SEC’s Consultant Independence Factors and Pay Governance’s Independence Policy. The Committee has determined that there are no business or personal relationships between Pay Governance and the members of the Committee or the Company’s executive officers that may create a conflict of interest impairing Pay Governance’s ability to provide independent objective advice to the Committee.

2019 Peer Group Determination

The Committee annually engages Pay Governance to determine appropriate comparator companies for purposes of peer compensation analysis. Prior to 2019, based on Pay Governance recommendation, the Committee adopted a bifurcated approach resulting in the selection of one group for general compensation comparisons and a second group for the TSR calculation. In 2019, Pay Governance revisited the bifurcated approach at the request of the Committee to determine if a single peer group would be best suited for purposes of compensation benchmarking as well as TSR relative ranking with respect to prospective new grants of performance-based long-term incentives.

34      MURPHY OIL CORPORATION

The peer group company search criteria included:

·	Market capitalization of Murphy ranking at least at the 25th to 30th percentile of the potential new peers; and

In order to balance out market capitalization with complexity and breadth, the following variables were also considered:

·	Offshore, deep-water companies;

·	Onshore companies;

·	Exploration and production companies with multiple onshore plays; and

·	International operations.

The Committee found that the difference between the two peer groups used by Murphy presented a significant difference in the scope and size of companies included in both. For example, the 10-company peer group used for compensation benchmarking included larger E & P companies that were predominately involved in international deep-water exploration. Murphy’s market capitalization compared to those 10 companies was well below the 25th percentile of that group, even though Murphy directly competes with those companies for management talent. The TSR performance benchmarking peer group included many more onshore companies, some of which were well below the Murphy market capitalization size criteria. As a result, the Committee worked closely with its executive compensation group to select a single peer group that would directly address the disparate market capitalization issues found in both sets of peers by selecting a single peer group that would better fit the parameters of Murphy’s size, scope of operations, and source of management talent.

Following this analysis, Pay Governance recommended the adoption of, and the Committee approved, a new single peer group that includes a group of comparable companies to be used for both the Company’s 2019 Compensation and TSR peer group. The recommendation included the elimination of EOG Resources, Inc. and Pioneer Natural Resources due to their large size as measured by market capitalization, the addition of three onshore multiple play companies: Matador Resources, SM Energy Company, and CNX Resources Corporation, and the retention of Newfield Exploration until its acquisition by Encana Corporation was completed on February 13, 2019. In August 2019, Anadarko Petroleum Corporation was acquired by Occidental Petroleum Corporation and removed from the Company’s peer group.

2020 PROXY STATEMENT      35

The table below illustrates the changes to the Company’s peer group for 2019:

–	Peers Removed (2)	=	2019 Peer Group (15 Total Companies)

	Anadarko Petroleum Corporation		Apache Corporation

	Newfield Exploration Company		Cabot Oil & Gas Corporation

Chesapeake Energy Corporation

Cimarex Energy Co.

CNX Resources Corporation

Devon Energy Corporation

Ovintiv Inc. (formerly Encana Corporation)

Hess Corporation

Marathon Oil Corporation

Matador Resources Company

Noble Energy, Inc.

Range Resources Corporation

SM Energy Company

Southwestern Energy Corporation

Whiting Petroleum Corporation

In addition to comparator company information, the Committee uses Mercer US Energy 27 Compensation Survey information to determine competitive market pay levels for the NEOs. The Committee also reviews a special analysis of the competitive pay levels of the Company’s compensation peer group in establishing pay levels for the CEO and NEOs.

The Committee generally takes action on compensation matters, including the grant of long-term incentive awards, at its meeting held in conjunction with the February Board meeting. At this meeting the Committee also considers adjustments to NEO base salary, annual incentive bonus opportunities and grants of long-term incentive awards. The Committee also meets at other times during the year as necessary and, in 2019, met three times.

36      MURPHY OIL CORPORATION

Guiding Principles

The Committee bases its executive compensation decisions on principles designed to align the interests of executives with those of stockholders. The Committee intends compensation to provide a direct link with the Company’s objectives, business strategies and financial results. In order to motivate, attract and retain key executives who are critical to its long-term success, the Company believes that its pay package should be competitive with peer companies in the oil and natural gas industry. In addition, the Company believes that executives should be rewarded for both the short-term and long-term success of the Company and, conversely, be subject to a degree of downside risk in the event that the Company does not achieve its performance objectives.

In order to promote the long-term, as well as short-term interests of the Company, and to more closely align the interests of its key employees to those of its stockholders, the Company uses a mix of short-term and long-term incentives in its compensation packages. Executives in primary positions to influence the growth of stockholder wealth have larger portions of their total compensation delivered in the form of equity-based long-term incentives. To this end, executives have a compensation package which includes a base salary, participation in a cash-based annual incentive plan, participation in an equity-based long-term incentive plan and certain other compensation, including customary benefits as discussed in Section D of Elements of Compensation in this CD&A. In addition, the compensation package for the CEO includes limited personal use of Company aircraft.

The Company believes that this combination of base salary, short-term incentives, long-term incentives and employee benefits provides the best balance between the need for the Company to provide executive compensation which is competitive in the marketplace and therefore necessary for recruiting and retention, and the desire to have management’s interests, motivations and prosperity aligned with the interests of the Company’s stockholders.

At the Company’s Annual Meeting of stockholders on May 8, 2019, the Company’s stockholders had the opportunity to cast an advisory vote (a “say-on-pay” proposal) to approve the compensation of the CEO and NEOs, as disclosed in the Proxy Statement, for the meeting. Stockholders approved the say-on-pay proposal by the affirmative vote of over 98% in 2019, consistent with the highly favorable vote outcomes by stockholders since the onset of the say-on-pay voting requirement. The Committee is cognizant of the advisory vote results of say-on-pay and will communicate directly with investors/stockholders as required to address their concerns.

Risk Evaluation

In order to monitor the risk associated with executive compensation, in October 2019, the Committee reviewed a report from Pay Governance assessing the risks arising from the Company’s compensation policies and practices. The Committee agreed with the report’s findings that these risks were within the Committee’s ability to effectively monitor and manage and the programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Tax Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the tax deductibility of compensation paid to certain NEOs to $1 million annually.

The Committee has and will continue to retain the flexibility to design and maintain the executive compensation programs in a manner that is most beneficial to stockholders, including the payment of compensation that is subject to the deduction limits under Section 162(m).

2020 PROXY STATEMENT      37

 Executive Compensation Committee

 Report

The Executive Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on the review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

EXECUTIVE COMPENSATION COMMITTEE

Neal E. Schmale (Chair)

T. Jay Collins

Walentin Mirosh

Jeffrey W. Nolan

Laura A. Sugg

38      MURPHY OIL CORPORATION

 Executive Compensation

Tabular Information for Named Executive Officers

Further information with respect to the Named Executive Officers is set forth in the following tables:

2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)	All Other Compensation[4] ($)	Total ($)

Roger W. Jenkins President and Chief Executive Officer	2019	1,332,515	–	10,596,510	–	2,301,147	4,285,718	288,483	18,804,373
	2018	1,329,806	–	9,286,113	–	2,500,000	–	254,213	13,370,132
	2017	1,300,015	–	6,199,020	1,281,560	2,159,703	1,830,640	219,137	12,990,075

David R. Looney [5] Executive Vice President and Chief Financial Officer	2019	667,882	–	3,176,130	–	768,920	100,623	39,976	4,753,531
	2018	541,672	–	2,809,968	–	612,770	–	279,630	4,244,040

Michael K. McFadyen Executive Vice President	2019	585,302	–	2,810,750	–	636,410	499,360	35,173	4,566,995
	2018	473,476	66,667	3,110,653	–	486,929	14,768	70,451	4,222,944
	2017	461,334	100,000	1,619,005	334,320	425,789	546,530	28,766	3,515,744

Walter K. Compton Executive Vice President and General Counsel	2019	611,915	–	2,276,690	–	665,347	1,640,654	36,689	5,231,295
	2018	582,770	–	1,800,018	–	528,820	–	35,776	2,947,384
	2017	555,884	–	1,207,530	246,760	444,646	897,450	34,163	3,386,433

Eric M. Hambly [6] Executive Vice President	2019	512,470	–	2,473,460	–	557,219	367,760	31,178	3,942,087
1

The restricted stock unit awards are shown at grant date fair value as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note K to the consolidated financial statements included in the 2019 Form 10-K report. Performance-based restricted stock unit awards are subject to performance-based conditions and are forfeited if the grantee’s employment terminates for any reason other than retirement, death or full disability. The performance-based restricted stock unit awards vest three years from the date of grant if performance conditions are met. Time-based restricted stock unit awards vest three years from the date of grant and are forfeited if the grantee’s employment terminates for any reason other than retirement, death or full disability. There is no assurance that the value realized by the executive will be at or near the value included herein.

2

Reflects payments under our annual incentive program awarded and paid after the end of the year in which they are reported. Because these payments related to services rendered in the year prior to payment, the Company reported these incentives as a component of compensation expense in the year for which the award was earned.

3

In general, decreases in the discount rates used to value the plan benefits and additional benefit accruals ultimately increased the present values for the reported participants. The amounts shown in this column reflect the annual change in accumulated benefits under the Murphy Oil Supplemental Executive Retirement Plan (see the 2019 Pension Benefits Table below for more information). Also, there are no deferred compensation earnings reported in this column, as the Company’s non-qualified deferred compensation plans do not provide above-market or preferential earnings (see the 2019 Non-qualified Deferred Compensation Table below for more information). Further, where the annual change in accumulated benefits was negative, it was excluded from this column and from the Summary Compensation Table Total column.

2020 PROXY STATEMENT      39

4	The total amounts shown in this column for 2019 consist of the following:

Mr. Jenkins $77,331—Company contributions to defined contribution plans; $810—benefit attributable to Company-provided term life insurance policy; $210,342—Company airplane usage based on aggregate incremental cost to the Company. The aggregate incremental cost to the Company for airplane usage is calculated by multiplying, for each trip, the statutory miles for each trip times the 12-month average direct cost per statutory mile for the airplane used. The direct costs utilized in the calculation include: travel expenses for the aviation crew, communications expenses, landing fees, fuel and lubrication, contract maintenance and repairs, and the provision allocated for the overhaul of the engines.

Mr. Looney: $39,166—Company contributions to defined contribution plans; $810—Benefit attributable to Company-provided term life insurance policy.
Mr. McFadyen: $34,363—Company contributions to defined contribution plans; $810—Benefit attributable to Company-provided term life insurance policy.
Mr. Compton: $35,879—Company contributions to defined contribution plans; $810—Benefit attributable to Company-provided term life insurance policy.
Mr. Hambly: $30,368—Company contributions to defined contribution plans; $810—Benefit attributable to Company-provided term life insurance policy.

5	Mr. Looney was appointed as our Executive Vice President and Chief Financial Officer, and became a NEO, on March 1, 2018.

6	Mr. Hambly was not a Named Executive Officer in 2017 and 2018.

Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2019:

·	the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $136,024;

·	the annual total compensation of Chief Executive officer was $18,804,373; and

·	the ratio of these two amounts was 138 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

METHODOLOGY FOR IDENTIFYING OUR “MEDIAN EMPLOYEE”

Employee Population

Due to the divestiture of our two primary Malaysian subsidiaries and the acquisition of deep water Gulf of Mexico assets, we identified a new median employee in 2019.

To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee”. We determined that, as of December 31, 2019, our employee population consisted of over 800 individuals.

To identify our “median employee” from our total employee population, we compared the amount of total taxable earnings reflected in each country’s payroll records, converted to U.S. dollars. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.

DETERMINATION OF ANNUAL TOTAL COMPENSATION OF OUR “MEDIAN EMPLOYEE” AND OUR CEO

Once we identified our “median employee”, we then calculated such employee’s annual total compensation for 2019 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2019 (as set forth in the above 2019 Summary Compensation Table).

Our CEO’s annual total compensation for 2019 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2019 Summary Compensation Table, adjusted, to the extent applicable, in a similar manner as the annual total compensation of our “median employee”.

40      MURPHY OIL CORPORATION

2019 Grants of Plan-Based Award Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	Grant Date Fair Value of Stock and Option Awards[4] ($)

Roger W. Jenkins		1,124,309	1,798,895	4,000,000	—	—	—	—	—
	2/5/19	—	—	—	141,500	283,000	424,500	—	7,949,470
	2/5/19	—	—	—	—	—	—	94,000	2,647,040

David R. Looney		375,684	601,094	1,502,735	—	—	—	—	—
	2/5/19	—	—	—	42,500	85,000	127,500	—	2,387,650
	2/5/19	—	—	—	—	—	—	28,000	788,480

Michael K. McFadyen		310,942	497,507	1,243,768	—	—	—	—	—
	2/5/19	—	—	—	37,500	75,000	112,500	—	2,106,750
	2/5/19	—	—	—	—	—	—	25,000	704,000

Walter K. Compton		325,080	520,128	1,300,320	—	—	—	—	—
	2/5/19	—	—	—	30,500	61,000	91,500		1,713,490
	2/5/19	—	—	—	—	—	—	20,000	563,200

Eric M. Hambly		272,249	435,599	1,088,998	—	—	—	—	—
	2/5/19	—	—	—	33,000	66,000	99,000	—	1,853,940
	2/5/19	—	—	—	—	—	—	22,000	619,520
1

Threshold and maximum awards are based on the provisions in our annual incentive program. Actual awards earned can range from 0 to 250% of the target awards. The Committee retains the authority to make awards under the program and to use its judgment in adjusting awards downward. Actual payouts for 2019 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

2	Threshold and maximum awards are based on the provisions of the applicable PSU award agreements. Actual PSU awards earned can range from 0 to 150% of the target awards.

3	Amounts include time-based RSUs, which generally cliff-vest three years after their grant date.

4

The grant date value for the RSUs is computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note K to the consolidated financial statements included in the 2019 Form 10-K report. The grant date fair value of the Company’s performance-based restricted stock units is determined using a Monte-Carlo valuation model, as further described in Note K to the consolidated financial statements included in the Form 10-K report.

2020 PROXY STATEMENT      41

2019 Outstanding Equity Awards at Fiscal Year-End Table: Option Awards

Name	Number of Securities Underlying Unexercised Options (#) exercisable[1]	Number of Securities Underlying Unexercised Options (#) unexercisable[1]	Option Exercise Price ($)	Option Expiration Date

Roger W. Jenkins	129,519		54.2141	2/5/2020
	96,785		62.9765	8/7/2020
	120,000		55.8200	2/4/2021
	220,000		49.6500	2/3/2022
	220,000		17.5650	2/2/2023
	80,500	80,500	28.5050	1/31/2024

David R. Looney	—	—	—	—

Michael K. McFadyen	62,546		54.2141	2/5/2020
	23,000		55.8200	2/4/2021
	50,000		49.6500	2/3/2022
	57,000		17.5650	2/2/2023
	21,000	21,000	28.5050	1/31/2024

Walter K. Compton	47,048		54.2141	2/5/2020
	23,000		55.8200	2/4/2021
	43,000		49.6500	2/3/2022
	43,000		17.5650	2/2/2023
	15,500	15,500	28.5050	1/31/2024

Eric M. Hambly	21,587		54.2141	2/5/2020
	10,000		55.8200	2/4/2021
	17,000		49.6500	2/3/2022
	17,000		17.5650	2/2/2023
	6,500	6,500	28.5050	1/31/2024

42      MURPHY OIL CORPORATION

2019 Outstanding Equity Awards at Fiscal Year-End Table: Stock Awards

Name	Number of Shares or Units of Stocks That Have Not Vested[2] (#)	Market Value of Shares or Units of Stocks That Have Not Vested[3,4,5] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[2] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested[3,4,5] ($)

Roger W. Jenkins	679,020	18,197,734	677,363	18,153,329

David R. Looney	120,543	3,230,545	214,824	5,757,278

Michael K. McFadyen	208,994	5,601,035	202,401	5,424,347

Walter K. Compton	134,593	3,607,084	140,444	3,763,886

Eric M. Hambly	103,535	2,774,740	142,593	3,821,499
1	Stock options are 50% vested after two years and 100% vested after three years.

2	Includes accrued in-kind dividend equivalents on performance-based restricted stock units.

3	Performance-based restricted stock units vest if the Company achieves specific performance objectives at the end of the three-year performance period.

4	Generally, time-based restricted stock units vest on the third anniversary of the date of grant.

5	Value was determined based on a December 31, 2019 closing stock price of $26.80 per share.

The table below shows the number of shares of the Company’s common stock acquired during 2019 upon the vesting of stock awards granted to the named executive officers in previous years.

2019 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)

Roger W. Jenkins	—	—	209,708	5,889,843

David R. Looney	—	—	—	—

Michael K. McFadyen	—	—	53,839	1,512,149

Walter K. Compton	—	—	41,415	1,163,191

Eric M. Hambly	—	—	16,566	465,277
1	The value shown reflects the difference between the market price on the date of exercise and the exercise price of the option.

2

The dollar amounts shown in this column are determined by multiplying the number of shares of common stock underlying vested stock awards by the per share market price (average high and low price) of the Company’s common stock on the vesting date.

2020 PROXY STATEMENT      43

2019 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Roger W. Jenkins	Retirement Plan of Murphy Oil Corporation	18.210	971,273	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	18.210	12,857,825	—

David R. Looney	Retirement Plan of Murphy Oil Corporation	1.833	22,003	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	1.833	78,620	—

Michael K. McFadyen	Retirement Plan of Murphy Oil Company Ltd.	9.830	268,121	—
	Murphy Oil Company Ltd. Supplemental Executive Retirement Plan	9.830	1,566,543	—
	Retirement Plan of Murphy Oil Corporation	7.287	558,316	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	7.287	887,643	—

Walter K. Compton	Retirement Plan of Murphy Oil Corporation	32.000	1,714,248	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	32.000	5,232,834	—

Eric M. Hambly	Retirement Plan of Murphy Oil Corporation	13.333	374,420	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	13.333	677,378	—

The purpose of the Retirement Plan of Murphy Oil Corporation, a tax-qualified defined benefit retirement plan, is to provide retirement and incidental benefits for all employees who complete a period of faithful service. The purpose of the SERP is to restore defined benefit and defined contribution benefits which cannot be paid because of certain specified benefit and compensation limitations under the tax-qualified retirement plan. The pension formula used to calculate benefits is: 1.6% times final average pay (FAP) times years of benefit service minus 1.5% times primary social security benefit times years of benefit service (to a maximum of 33 1/3 years). The formula used to calculate the annual cash balance credit benefit is: eligible compensation (base salary earnings plus annual incentive bonus) times a percentage based on total points at January 1 each year. Total points are the sum of age and service at January 1 for each participant. Cash balance credits are accumulated with interest annually at the 10-year treasury rate.

The FAP used in calculating benefits under the plans is the average cash compensation (salary and annual incentive bonus) over the highest paid 36-month period during the employee’s last ten years of employment. Distribution elections for the qualified plan are made upon retirement. Benefits shown are computed on a single life annuity basis and are subject to a deduction for social security amounts. The pension benefits shown neither reflect any reductions in retirement benefits that would result from the selection of one of the plan’s various available survivorship options nor the actuarial reductions required by the plan for retirement earlier than age 62. For this purpose, Mr. Jenkins’ average compensation was $3,524,013; Mr. Looney’s $—; Mr. McFadyen’s $1,852,542 (Under the retirement plan for Murphy Oil Company Ltd., the average final pay of C$1,111,528 was converted to US$855,654 using a currency conversion factor of 0.7698 Canadian dollars to U.S. dollar), Mr. Compton’s $1,038,347 and Mr. Hambly’s $753,882.

The estimated credited years of service used are as indicated in the table.

Effective with the spin-off of MUSA on August 30, 2013, significant modifications were made to the U.S. defined benefit pension plan. Three of the five NEOs continue to accrue benefits in this plan, however, one NEO and certain Murphy employees’ benefits under the U.S. plan were frozen at that time. No further benefit service will accrue for the affected employees; however, the plan will recognize future earnings after the spin-off. In addition, all previously unvested benefits became fully vested at the spin-off date. For those affected active employees of the Company, additional U.S. retirement plan benefits will accrue in future periods under a cash balance formula. One NEO, hired following the spin-off, only accrues benefit under the cash balance formula, as applies to all other new hires in the U.S.

44      MURPHY OIL CORPORATION

The following assumptions were used in determining the present value amounts at December 31, 2019.

·	Discount Rate—3.35%

·	Mortality Table—Pri-2012 sex-distinct, retiree tables with a no-collar adjustment and projected generational mortality improvements based on the MMP-2019 scale.

·	Interest Rate (with respect to the accrual of benefits under the cash balance formula)—graded rates converging to a long-term assumption of 3.50%

2019 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year[1] ($)	Registrant Contributions in Last Fiscal Year[2] ($)	Aggregate Earnings in Last Fiscal Year[3] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Roger W. Jenkins	135,353	60,531	454,406	—	2,383,650

David R. Looney	46,393	22,366	15,892	—	134,426

Michael K. McFadyen	18,213	17,577	2,236	—	46,277

Walter K. Compton	29,000	19,079	121,870	—	708,354

Eric M. Hambly	52,312	13,568	197,090	—	990,101
1	The executive contributions in the last fiscal year have been included in the “Salary” column for the Named Executive Officer in the 2019 Summary Compensation Table.

2	The registrant contributions in the last fiscal year have been included in “All Other Compensation” column for the Named Executive Officer in the 2019 Summary Compensation Table.

3

The unfunded SERP provides the same investment options available under the qualified 401(k) savings plan. The “Aggregate Earnings” column reflects the different investment returns based upon the Named Executive Officer’s investment selection.

The purpose of the Thrift Plan for Employees of Murphy Oil Corporation, a tax-qualified defined contribution retirement plan, is to provide retirement and incidental benefits for all employees who participate in the Plan. The purpose of the Supplemental Executive Retirement Plan (SERP) is to restore defined benefit and defined contribution benefits which cannot be invested because of certain specified benefit and compensation limitations under the tax-qualified Thrift/401(k) Plan.

The employees are immediately vested in all employee and Company matching contributions. The Company matching contributions are limited to dollar for dollar on the first 6%. All employees are allowed to contribute on a pre-tax basis up to 25% of their eligible pay. The table above represents amounts deferred under the SERP for 2019.

2020 PROXY STATEMENT      45

2019 Potential Payments Upon Termination or Change in Control Table

During 2019, the Company made substantive changes to its policies and practices regarding the NEOs’ severance compensation in connection with a change in control. Under the new policy, long-term incentive grants made to the CEO and the seven executive officers reporting directly to the CEO, including the other NEOs, will only accelerate and become vested upon a double-trigger termination, which requires (i) a change in control transaction and (ii) an involuntary termination of the executive’s employment by the Company other than for “Cause” or “Disability” or a termination by the executive for “Good Reason”. In addition, the Company provides competitive cash severance compensation should the CEO or the other NEOs be terminated in connection with a change in control by the Company other than for cause or disability or by the executive for good reason.

In 2013, Mr. Jenkins entered into a Severance Protection Agreement which provides for the payment of severance benefits in a lump sum equal to three times the sum of Mr. Jenkins’ base salary and his average annual bonus over the three fiscal years prior to his termination. Mr. Jenkin’s Agreement was revised in 2019 to include the provisions regarding the double-trigger vesting treatment of long-term incentives described above.

In 2019, the Company entered into Severance Protection Agreements with Messrs. Looney, McFadyen, Compton and Hambly. Each agreement has an initial term of three years, and will automatically be extended for successive one-year periods unless either party provides 90 days prior written notice to not extend the term.

The Severance Protection Agreements with the NEOs other than Mr. Jenkins provide that if, within twenty-four months following a change in control, the Company terminates the NEO’s employment for any reason other than for cause or disability, or the NEO resigns for good reason (as such terms are defined in the agreements), the NEO will be entitled to the following severance benefits:

·

a lump sum cash payment equal to two times (or three times for Mr. Looney) the sum of (i) the NEO’s annual base salary in effect immediately prior to the termination (or if greater, the highest rate in effect at any time during the 90-day period before the change in control) and (ii) the average of the NEO’s annual bonus for the three years prior to the termination (or if greater, the three full fiscal years prior to the change in control);

·	full vesting of all outstanding equity awards;

·	continued life, accident and health insurance coverage for the 30-month period following termination (or the 36-month period following termination for Mr. Looney); and

·	certain relocation benefits.

The NEO’s, including the CEO, are not entitled to any tax gross-up payments for any golden parachute excise tax that may be imposed on them as a result of a change in control and severance benefits resulting from a subsequent termination of employment and will be subject to certain non-competition and non-solicitation restrictive covenants for one year following a termination of their employment that occurs following a change in control.

46      MURPHY OIL CORPORATION

The following table presents estimated amounts that would have been payable to the applicable Named Executive Officer if the described event had occurred on December 31, 2019:

Name	Category	Normal Termination ($)	Change of Control ($)
Roger W. Jenkins	Severance	—	10,958,350
	Non-equity compensation[1]	2,301,147	2,301,147
	Unvested & Accelerated[2]
	Performance-Based Restricted Stock Units	13,570,203	15,219,771
	Time-Based Restricted Stock Units	4,627,531	2,933,557
	Stock Options	1,281,500	1,281,500
	Retirement Plan[3]	1,015,642	1,015,642
	Total	22,796,023	33,709,968
David R. Looney	Severance	—	4,081,035
	Non-equity compensation[1]	768,920	768,920
	Unvested & Accelerated[2]
	Performance-Based Restricted Stock Units	2,453,563	4,836,836
	Time-Based Restricted Stock Units	776,982	920,842
	Stock Options	—	—
	Retirement Plan[3]	—	—
	Total	3,999,465	10,607,633
Michael K. McFadyen	Severance	—	2,209,753
	Non-equity compensation[1]	636,410	636,410
	Unvested & Accelerated[2]
	Performance-Based Restricted Stock Units	3,523,273	3,995,839
	Time-Based Restricted Stock Units	2,077,762	1,428,509
	Stock Options	332,025	332,025
	Retirement Plan[3]	—	—
	Total	6,569,470	8,602,535
Walter K. Compton	Severance	—	2,321,234
	Non-equity compensation[1]	665,347	665,347
	Unvested & Accelerated[2]
	Performance-Based Restricted Stock Units	2,674,257	3,153,982
	Time-Based Restricted Stock Units	932,827	609,904
	Stock Options	250,475	250,475
	Retirement Plan[3]	514,539	514,539
	Total	5,037,445	7,515,481
Eric M. Hambly	Severance	—	1,836,426
	Non-equity compensation[1]	557,219	557,219
	Unvested & Accelerated[2]
	Performance-Based Restricted Stock Units	1,499,043	2,691,564
	Time-Based Restricted Stock Units	1,275,697	1,129,935
	Stock Options	99,025	99,025
	Retirement Plan[3]	—	—
	Total	3,430,984	6,314,169
1	Non-equity compensation is calculated under the terms of the 2017 Plan.

2

Reflects the accelerated vesting of LTI only in a double-trigger vesting change in control event. Restricted Stock Unit grants made after January 1, 2019 will only accelerate and vest on a double-trigger basis. All unvested outstanding equity awards made prior to 2019 will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of the award. This amount includes the incremental value of the current unvested outstanding awards. In the event of a termination, the exercise period for stock options is reduced to the lesser of the expiration date of the award or two years from date of termination.

3

Named Executive Officers may receive benefits under the Company’s defined benefit pension plan upon retirement, depending on date of hire, age and years of service at termination. The Pension Benefits Table reports the present value of each Named Executive Officer’s accumulated benefit at December 31, 2019 unadjusted for retirement earlier than age 62, and such benefits are not accelerated or otherwise enhanced in connection with any termination scenario. Messrs. Jenkins and Compton would have been eligible to receive retirement benefits following a termination of employment by reason of retirement on December 31, 2019. Monthly pension benefits are payable in one of the following options: 50% Joint and Survivor; 75% Joint and Survivor; 100% Joint and Survivor; and 10 Years Certain. For purposes of this table, the annual payment of the monthly pension benefits is shown.

2020 PROXY STATEMENT      47

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights[1]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)[2]

Equity compensation plans approved by stockholders	2,920,410	43.93	8,474,584
1	Amounts in this column do not take into account outstanding restricted stock units.

2

Number of shares available for issuance includes 2,370,464 available shares under the 2012 LTI Plan, 5,475,400 available shares under the 2018 LTI Plan, 210,512 available shares under the 2013 Stock Plan for Non-Employee Directors and 418,2018 available shares under the 2018 Stock Plan for Non-Employee Directors. Assumes each restricted stock unit is equivalent to one share.

48      MURPHY OIL CORPORATION

 Our Stockholders

As of December 31, 2019, the following are known to the Company to be the beneficial owners of more than five percent of the Company’s Common Stock (as of the date of such stockholder’s Schedule 13G filing with the SEC):

Name and address of beneficial owner		Amount and nature of beneficial ownership[1]		Percentage

Capital International Investors, division of Capital Research and Management Company	11100 Santa Monica Boulevard, 16th Floor Los Angeles, CA 90025	20,402,167	[2]	12.900%

FMR LLC	245 Summer Street Boston, Massachusetts 02210	18,055,507	[3]	11.483%

The Vanguard Group	100 Vanguard Blvd. Malvern, PA 19355	16,751,203	[4]	10.650%

BlackRock, Inc.	55 East 52nd Street New York, NY 10055	14,209,708	[5]	9.000%

Hotchkis and Wiley Capital Management, LLC	601 S. Figueroa Street 39th FI Los Angeles, CA 90017	13,982,865	[6]	8.890%
1	Includes Common Stock for which the indicated owner has sole or shared voting or investment power and is based on the indicated owner’s Schedule 13G filing for the period ended December 31, 2019.

2

An investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Total includes 20,402,167 sole voting power shares, -0- shared voting power shares, 20,402,167 sole dispositive power shares and -0- shared dispositive power shares. Beneficial ownership disclaimed pursuant to Rule 13d-4.

3

A parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Total includes 2,190,498 sole voting power shares, -0- shared voting power shares, 18,055,507 sole dispositive power shares and -0- shared dispositive power shares.

4

An investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Total includes 78,589 sole voting power shares, 32,853 shared voting power shares, 16,661,509 sole dispositive power shares and 89,694 shared dispositive power shares.

5

A parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Total includes 13,529,579 sole voting power shares, -0- shared voting power shares, 14,209,708 sole dispositive power shares and -0- shared dispositive power shares.

6

An investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Total includes 12,532,566 sole voting power shares, -0- shared voting power shares, 13,982,865 sole dispositive power shares and -0- shared dispositive power shares. Beneficial ownership disclaimed pursuant to Rule 13d-4.

2020 PROXY STATEMENT      49

The following table sets forth information, as of February 18, 2020, concerning the number of shares of Common Stock of the Company beneficially owned by all directors and nominees, each of the Named Executive Officers (as hereinafter defined), and directors and executive officers as a group.

Name	Personal with Full Voting and Investment Power[1,2]	Personal as Beneficiary of Trusts	Voting and Investment Power Only		Options Exercisable Within 60 Day	Total	Percent of Outstanding (if greater than one percent)

Claiborne P. Deming	876,749	1,639,538	209,720		—	2,726,007	1.78%

T. Jay Collins	27,158	—	—		—	27,158	—

Steven A. Cossé	123,032	—	—		—	123,032	—

Lawrence R. Dickerson	23,010	—	—		—	23,010	—

Elisabeth W. Keller	39,030	518,224	200,000	[3]	—	757,254	—

James V. Kelley	61,047	—	—		—	61,047	—

Walentin Mirosh	30,790	—	—		—	30,790	—

R. Madison Murphy	174,984	2,190,126	850,273	[4]	—	3,215,383	2.09%

Jeffrey W. Nolan	311,614	283,252	—		—	594,866	—

Robert N. Ryan, Jr.	5,127	—	—		—	5,127	—

Neal E. Schmale	76,809	—	—		—	76,809	—

Laura A. Sugg	21,002	—	—		—	21,002	—

Roger W. Jenkins	563,674	—	—		817,785	1,381,459	—

David R. Looney	—	—	—		—	—	—

Michael K. McFadyen	157,812	—	—		172,000	329,812	—

Walter K. Compton	141,235	—	—		140,000	281,235	—

Eric M. Hambly	27,317	—	—		57,000	84,317	—

Directors and executive officers as a group[5]	2,820,263	4,631,140	1,259,993		1,411,785	10,123,181	6.59%
1	Includes Company Thrift (401(k)) Plan shares in the following amounts: Mr. Jenkins—7,451 shares; Mr. McFadyen—913 shares; and Mr. Compton—10,780 shares.

2	Includes shares held by spouse and other household members as follows: Mr. Deming—48,609 shares; Ms. Keller—30,852 shares; Mr. Murphy—174,984; and Mr. Nolan—49,392 shares.

3	Ms. Keller has no investment power for these shares.

4

Includes 577,205 shares held by a private foundation of which Mr. Murphy is President for which beneficial ownership is expressly disclaimed. Includes 240,728 shares owned by the 2011 Murphy Family Trust, beneficial ownership expressly disclaimed. Also, includes 32,340 shares owned by The Suzanne and Madison Murphy Grandchildren’s Trust, beneficial ownership expressly disclaimed.

5	Includes twelve directors, twelve executive officers and one director/officer.

50      MURPHY OIL CORPORATION

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s Common Stock are required to report their ownership of the Company’s Common Stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates. Based upon a review of the copies of the reports filed by the Company’s directors and executive officers pursuant to Section 16(a) of the Securities Exchange Act of 1934 and on representations from such reporting persons the Company believes that all such persons complied with all applicable filing requirements during fiscal 2019.

Review, Approval or Ratification of Transactions with Related Persons and Code of Business Conduct and Ethics

During 2019, the Company did not have any transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K, and no such transactions are currently proposed. The Nominating & Governance Committee reviews ordinary course of business transactions with related parties, including firms associated with directors and nominees for director. The Company’s management also monitors such transactions on an ongoing basis. Executive officers and directors are governed by the Company’s Code of Business Conduct and Ethics, which provides that waivers may only be granted by the Board and must be promptly disclosed to stockholders. No such waivers were granted or applied for in 2019. The Company’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

2020 PROXY STATEMENT      51

 Proposal 3—Approval of the Proposed

 2020 Long-Term Incentive Plan

The 2018 Long-Term Incentive Plan (the “2018 LTI Plan”) was approved by stockholders on May 9, 2018 and will expire by its terms in 2028. On February 5, 2020, the Board of Directors approved the 2020 Long-Term Incentive Plan (the “2020 LTIP”), subject to approval by stockholders at the 2020 Annual Meeting. The Board of Directors has determined that it is in the best interests of stockholders to consider at the Annual Meeting whether to adopt the 2020 LTIP to replace the 2018 LTI Plan for granting new equity incentive awards. No awards have been granted under the 2018 LTI Plan since February 5, 2020 and, if the 2020 LTIP is approved by stockholders, no further awards will be granted under the 2018 LTI Plan.

As of February 5, 2020, there were 210,512 shares available for grant under the 2013 Stock Plan for Non-Employee Directors. Also, set forth below is information regarding shares currently outstanding under the 2018 LTI Plan as of February 5, 2020. The Company made its annual award grant to employees during the first quarter of 2020 and those awards are included in the data below.

The information included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ending December 31, 2019 is updated by the following information regarding all existing equity compensation plans as of February 5, 2020:

Total number of stock options outstanding	2,259,085
Weighted-average exercise price of stock options outstanding	$41.65
Weighted-average remaining term of stock options outstanding	1.5 years
Total number of full value awards outstanding	4,410,882
Shares remaining for grant under the 2018 LTI Plan	760,100
Shares remaining for grant under the 2018 Stock Plan for Non-Employee Directors	311,960

The 2020 LTIP has a 10-year life so as to allow the Company to respond to changes in the competitive marketplace, regulatory actions, and changes to business strategy.

We believe that approving the 2020 LTIP is necessary in order to allow the Company to continue to align the long-term financial interests of its officers and other key employees with those of the Company’s stockholders, to attract and retain those individuals by providing compensation opportunities that are competitive with other companies and provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company. The terms of the Company’s equity compensation awards are designed to encourage participating employees to focus on the long-term success of the Company. If the 2020 LTIP is not approved, then based on historical usage of shares under our equity plans and a range of possible grant date fair values, we would expect that the remaining shares available for future grant under the 2018 LTI Plan would likely be sufficient to grant annual equity incentive awards through December 31, 2020, after which time we would lose an important compensation tool aligned with the long-term interests of the Company’s stockholders.

The Board of Directors believes that approval of the 2020 LTIP is in the best interest of our stockholders and supports this proposal.

As a stockholder of the Company, you are invited to vote with respect to the 2020 LTIP through the following resolution:

“RESOLVED, that the Company’s stockholders approve the 2020 LTIP.”

The following is a summary of the 2020 LTIP which is qualified in its entirety by the full text of the 2020 LTIP, a copy of which is included as Exhibit A to this Proxy Statement. The capitalized terms not otherwise defined in this summary have the meaning assigned to them in the 2020 LTIP.

2020 LTIP Features:

·	Minimum vesting period of one year generally applicable to all awards, other than for up to 5% of the total share pool

·	No discounting of stock options or stock appreciation rights

·	No repricing or replacement of underwater stock options or stock appreciation rights without stockholder approval

·	No dividend equivalents on stock options or stock appreciation rights

52      MURPHY OIL CORPORATION

·	Any dividends or dividend equivalents subject to same restrictions and vesting terms as underlying awards

·	No liberal share recycling of stock options/SARs

·	No evergreen provision

·	No reload provision

Summary of Plan Terms

Shares Subject to the 2020 LTIP

The Shares of the Company to be issued under the 2020 LTIP consist of authorized but unissued Shares or issued Shares that have been reacquired by the Company, including Shares acquired in the open market. Subject to adjustment made in connection with a merger, consolidation, reorganization or certain other events set forth in the 2020 LTIP, the maximum number of Shares subject to Awards which may be issued pursuant to the 2020 LTIP will be 5,000,000 Shares.

The aggregate number of Shares subject to all Awards granted under the 2020 LTIP during any calendar year to any one Employee will not exceed 500,000 and the maximum aggregate actual cash payment to any Participant shall not exceed $5,000,000. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under the 2020 LTIP. Notwithstanding the foregoing, Shares subject to an Award may not be made available for issuance under the 2020 LTIP if such Shares were not issued under the net settlement or net exercise of a Stock Appreciation Right (“SAR”), were used to pay the exercise price of an Option, were delivered to or withheld by the Company to pay the withholding taxes related to an Option or a SAR, or were repurchased on the open market with the proceeds of an Option exercise.

Administration of the 2020 LTIP

The 2020 LTIP will be administered by the Executive Compensation Committee of the Board of Directors (referred to in this section of the Proxy Statement as the “Committee”). In addition to any implied powers and duties that may be necessary or appropriate to carry out the provisions of the 2020 LTIP, the Committee will have all of the powers vested in it by the terms of the 2020 LTIP, including exclusive authority to select the employees to be granted Awards, to determine the type, size and terms of the Awards to be made to each employee selected, to determine the time when Awards will be granted, and to prescribe the form of the agreements embodying Awards made under the 2020 LTIP. The Committee is authorized to interpret the 2020 LTIP and the Awards granted, to establish, amend and rescind any rules and regulations relating to the 2020 LTIP, to make any other determinations which it believes necessary or advisable for the administration of the 2020 LTIP, and to correct any defect or supply any omission or reconcile any inconsistency in the 2020 LTIP or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect.

Eligibility

Any employee of the Company, or a Subsidiary or affiliate that does not maintain a similar plan, who is an officer or who serves in any other key administration, professional, or technical capacity, and in the discretion of the Committee, any Employee who has made an unusual contribution, is eligible to receive Awards under the 2020 LTIP. The basis for participation in the 2020 LTIP is the Committee’s decision, in its sole discretion, that an Award to an eligible Participant will further the 2020 LTIP’s purposes. In exercising its discretion, the Committee will consider the purposes of the 2020 LTIP, which are to align the long-term financial interests of eligible employees with those of the Company’s stockholders, to attract and retain those individuals by providing compensation opportunities that are competitive with other companies and provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company. As of February 5, 2020, we expect that approximately 570 employees will be eligible to receive Awards under the 2020 LTIP.

Types of Awards

The following types of Awards may be made under the 2020 LTIP. All of the Awards described below are subject to the conditions, limitations, restrictions, exercise price, vesting and forfeiture provisions determined by the Committee, in its sole discretion, subject to such limitations as are provided in the 2020 LTIP. In addition, subject to the limitations provided in the 2020 LTIP and in accordance with applicable law, the Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, and waive any conditions or restrictions imposed with respect to Awards or the Shares issued pursuant to Awards. As of February 5, 2020, the equity awards outstanding under our equity compensation plans were held by approximately 700 current and former employees.

Non-qualified Stock Options

An Option is a contractual right to purchase Shares at a future date at a specified exercise price. The per Share exercise price of an Option will be determined by the Committee and may not be less than the Fair Market Value of a Share on the grant date. The exercise price of any Option may be paid in Shares, cash, or a combination thereof, as determined by the Committee.

2020 PROXY STATEMENT      53

Other than as provided in the 2020 LTIP with respect to certain changes in capitalization or other corporate transactions, the exercise price of an Option may not be reduced without stockholder approval. The dates on which Options become exercisable will be determined at the sole discretion of the Committee, provided that no Option will be exercisable more than seven years from the grant date. Options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Internal Revenue Code. The maximum number of Shares that may be issued under the 2020 LTIP through incentive stock options is 1,000,000 Shares.

Stock Appreciation Rights

SARs represent a contractual right to receive, in cash or other property (including Shares), an amount equal to the appreciation of a Share from the grant date based on the exercise price of the SAR (which may not be less than 100% of the Fair Market Value of a Share on the grant date), multiplied by the number of Shares subject to the SAR.

Restricted Stock and Restricted Stock Units

A Restricted Stock Award is an Award of outstanding Shares that does not vest until after a specified period of time, or satisfaction of other vesting conditions as determined by the Committee. Restricted Stock Units (“RSUs”) are Awards denominated in units of Shares under which the issuance of Shares (or the payment of cash based on the value of Shares) is subject to such conditions and terms as the Committee deems appropriate. To the extent determined by the Committee, Restricted Stock and RSUs may be satisfied or settled in Shares, cash or a combination thereof. Participants in whose name Restricted Stock is granted will be entitled to receive all dividends and other distributions paid with respect to those Shares, which will be subject to the same restrictions on transferability as the Restricted Stock related to which they were distributed and will not be paid to the Participant prior to the time at which such Restricted Stock becomes non-forfeitable. Shares underlying RSUs are entitled to dividends or dividend equivalents only to the extent, and in the form, provided by the Committee, and the payment of such dividends or dividend equivalents will not be made prior to such time when the RSUs become non-forfeitable. Dividends and dividend equivalents with respect to Restricted Stock and RSUs that are granted on Performance Shares or Performance Units will vest only if and to the extent the underlying Award vests, as otherwise determined by the Committee. Participants holding Awards of Restricted Stock may exercise full voting rights during the Restricted Period.

Performance Units and Performance Shares

A Performance Share is an Award of outstanding Shares that does not vest until the satisfaction of performance criteria, and any other vesting conditions, specified by the Committee. Performance Shares are Awards denominated in units of Shares under which the issuance of Shares (or the payment of cash based on the value of Shares) is subject to the satisfaction of performance criteria, and any other vesting conditions, specified by the Committee. Performance criteria are based on the Company’s attainment of performance measures to be established by the Committee, in its sole discretion. Notwithstanding the satisfaction of any performance goals, to the extent specified in the Agreement, the Committee may reduce the number of Shares granted, issued, retainable or vested on the basis of any further considerations as determined by the Committee in its discretion. The settlement of Performance Units and Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Agreement.

Other Stock-Based Incentives

The Committee is authorized to grant other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares. Shares underlying such Awards will be entitled to dividends or dividend equivalents only to the extent, and in the form, provided by the Committee, and the payment of dividends or dividend equivalents will not be made prior to the time at which the Award becomes non-forfeitable.

Termination of Service and Change in Control

Except as otherwise determined by the Committee, in the event a Participant’s employment terminates by reason of Normal Termination (as defined below) or death, (i) any Options and SARs granted to such Participant which are then outstanding and vested may be exercised at the earlier of any time prior to the expiration of the term of the Options or SARs or within two (2) years after the date of termination, (ii) any shares of Restricted Stock or RSUs then outstanding and unvested will vest on the date of the Participant’s termination in a pro-rated amount, and (iii) any Performance Shares or Performance Units then outstanding and unvested will remain eligible to vest at the conclusion of the applicable performance period. Unless otherwise determined by the Committee, in the event the employment of the Participant terminates for any reason other than Normal Termination or death, all unvested Awards will be forfeited and any options and SARs granted to such employee which are then outstanding will be canceled. For purposes of the 2020 LTIP, “Normal Termination” is defined as a termination of employment (i) at normal retirement age as defined in the Retirement Plan of the Company, or other retirement plan maintained by the Company that is applicable to the Participant, (ii) for total and permanent disability as defined in the Life Insurance Plan for employees of the Company, or (iii) with Company approval, and without being terminated for cause.

54      MURPHY OIL CORPORATION

Unless the Committee determines otherwise, notwithstanding any other provision of the 2020 LTIP to the contrary, upon a Change in Control, all outstanding unvested Awards will vest (with any applicable performance measures deemed achieved at the target level of performance), become immediately exercisable or payable or will have all restrictions lifted as may apply to the type of Award.

Minimum Vesting Requirements

Subject to the specified treatment under the 2020 LTIP upon a termination of employment or a Change in Control, Awards will vest over a period of not less than one year following the grant date; provided, however, that the Committee may grant Awards that are not subject to this minimum vesting requirement with respect to 5% or less of the Shares available for issuance under the 2020 LTIP.

Amendment and Termination

The Board of Directors may amend, alter or discontinue the 2020 LTIP and the Committee may amend, or alter any Agreement or other document evidencing an Award made under the 2020 LTIP. However, no such action will be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent will be required if the Committee determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the 2020 LTIP or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard. Stockholder approval is required to: (a) increase the maximum number of shares for which Awards may be granted; (b) reduce the price at which Options or SARs may be granted below the price provided for in the 2020 LTIP;(c) reduce the exercise price of outstanding Options or SARs; (d) extend the term of the 2020 LTIP; (e) change the class of persons eligible to participate in the 2020 LTIP; or (f) otherwise amend the 2020 LTIP in any manner requiring stockholder approval by law or under the applicable stock exchange listing requirements.

Clawback

Each Agreement will provide that a Participant whose negligent, intentional or gross misconduct contributes to the Company’s having to restate all or a portion of its financial statements, will immediately forfeit the Participant’s Awards, and the Participant shall be required to reimburse the Company in respect of any Shares issued or payments made under the 2020 LTIP in the period covered by such financial statements, as determined in each case, by the Committee in good faith. In addition, an Agreement may provide that a Participant’s rights, payments and benefits with respect to an Award will be subject to reimbursement upon the occurrence of certain specified events, including violation of material Company policies, breach of applicable restrictive covenants or minimum share ownership requirements or conduct which the Committee determines is detrimental to the business or reputation of the Company. Any Awards granted under the 2020 LTIP (including any amounts or benefits arising from such Awards) may also be subject to any clawback or recoupment arrangements or policies the Company establishes from time to time.

U.S. Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences of transactions under the 2020 LTIP, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Non-Qualified Stock Options

Generally, a Participant will not recognize taxable income on the grant or vesting of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a Participant will recognize ordinary income in an amount equal to the difference between the market price of the Shares received on the date of exercise and the Option cost (number of Shares purchased multiplied by the exercise price per Share). The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the Participant upon exercise.

Incentive Stock Options

No taxable income is recognized by a Participant on the grant or vesting of an incentive stock option. If a Participant exercises an incentive stock option in accordance with its terms and does not dispose of the Shares acquired within two years after the date of the grant of the incentive stock option or within one year after the date of exercise, the Participant will be entitled to treat any gain related to the exercise of the incentive stock option as capital gain (instead of ordinary income). However, the excess of the market price over the exercise price of the Shares acquired is an item of adjustment in computing the alternative

2020 PROXY STATEMENT      55

minimum tax of the Participant. In this case, the Company will not be entitled to a deduction by reason of the grant or exercise of the incentive stock option. If a Participant holds the Shares acquired for at least one year from the exercise date and does not sell or otherwise dispose of the Shares for at least two years from the grant date, the Participant’s gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the Participant’s basis in the Shares acquired. If a Participant sells or otherwise disposes of the Shares acquired without satisfying the required minimum holding periods, such “disqualifying disposition” will give rise to ordinary income equal to the excess of the market price of the Shares acquired on the exercise date (or, if less, the amount realized upon the disqualifying disposition) over the Participant’s tax basis in the Shares acquired. The Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition.

Stock Appreciation Rights

Generally, a Participant will not recognize taxable income upon the grant or vesting of a SAR, but will recognize ordinary income upon the exercise of a SAR in an amount equal to the cash amount received upon exercise (if the SAR is cash-settled) or the difference between the market price of the Shares received from the exercise of the SAR and the amount, if any, paid by the Participant in connection with the exercise of the SAR. The Participant will recognize ordinary income upon the exercise of a SAR regardless of whether the Shares acquired upon the exercise of the SAR are subject to further restrictions on sale or transferability. The Participant’s basis in the Shares will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the exercise of the SAR. The Participant’s holding period for Shares acquired pursuant to the exercise of a SAR begins on the exercise date. Upon the exercise of a SAR, the Company will ordinarily be entitled to a deduction in the amount of the ordinary income recognized by the Participant.

Restricted Stock

A Participant generally will not be taxed at the time a Restricted Stock Award is granted but will recognize taxable ordinary income when the Award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income will be the market price of the Shares at that time.

Participants may elect to be taxed at the time of grant by making an election under Section 83(b) of the Internal Revenue Code within 30 days of the award date. If a Restricted Stock Award subject to the Section 83(b) election is subsequently canceled, no tax deduction will be allowed for the amount previously recognized as income, and no tax previously paid will be refunded. Unless a Participant makes a Section 83(b) election, dividends paid to a Participant on Shares of an unvested Restricted Stock Award will be taxable to the Participant as ordinary income. If the Participant made a Section 83(b) election, the dividends will be taxable to the Participant as dividend income.

The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the Participant. Unless a Participant has made a Section 83(b) election, the Company will also be entitled to a tax deduction, for dividends paid on unvested Restricted Stock Awards.

Restricted Stock Units

A Participant will generally not recognize taxable income on a RSU Award until Shares (or cash) subject to the Award are distributed. The amount of ordinary income will be the market price of the Shares on the date of distribution (or the amount of cash distributed). Any dividend equivalents paid on unvested RSUs are taxable as ordinary income when paid to the Participant.

The Company will ordinarily be entitled to a tax deduction at the same time and in the same amounts as the ordinary income recognized by the Participant. The Company will also be entitled to a deduction on any dividend equivalent payments made to the Participant.

New Plan Benefits

Any awards under the 2020 LTIP will be at the discretion of the Committee and future award amounts cannot be determined at this time.

The full text of the proposed plan is attached as Exhibit A to this Proxy Statement and incorporated by reference.

56      MURPHY OIL CORPORATION

 Audit Committee Report

In connection with the Company’s December 31, 2019 consolidated financial statements, the Audit Committee (the “Committee”) reviewed and discussed the audited financial statements with management and the specific disclosures contained in the Company’s Form 10-K, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and independence standards, and considered the compatibility of non-audit services with KPMG LLP’s independence. The Audit Committee also reviewed written disclosures and the letter from KPMG LLP as required by applicable requirements of the PCAOB regarding such independent accountant’s communications with the Audit Committee concerning independence and has discussed the independence with the accountant. The Committee met six times during 2019. Fees for services provided by the Company’s independent registered public accounting firm, KPMG LLP, for the years ended December 31, 2019 and 2018 are as follows:

	2019	2018

Audit fees	$3,440,318	$3,365,000

Audit-related fees[1]	$260,418	$75,186

Audit and audit-related fees	$3,700,736	$3,440,186

Tax fees[2]	—	$64,382

All other fees	—	—

Total fees	$3,700,736	$3,504,568
1	Audit-related fees consisted principally of fees for services in connection with documents filed with the SEC and audits of financial statements for foreign employee benefit plans.

2	Tax fees consisted of services for income tax consultation and tax compliance services.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2019.

AUDIT COMMITTEE

R. Madison Murphy (Chairman)

Lawrence R. Dickerson

Neal E. Schmale

Laura A. Sugg

2020 PROXY STATEMENT      57

PROPOSAL 4

Approval of Appointment of Independent Registered Public Accounting Firm

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2020.

58 2020 PROXY STATEMENT

PROPOSAL 4

The Board desires that the stockholders indicate their approval or disapproval of the Audit Committee’s action in appointing KPMG LLP the Company’s independent registered public accounting firm for the fiscal year 2020. KPMG LLP has been serving the Company and its subsidiaries in this role for many years. KPMG LLP has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of KPMG LLP are expected to be present at the Annual Meeting of Stockholders for the purpose of responding to inquiries by stockholders, and such representatives will have an opportunity to make a statement if they desire to do so. The Audit Committee and the Board believe that the continued retention of KPMG to serve as our independent auditors is in the best interests of the Company and its stockholders.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee is also responsible for the audit fee negotiations with KPMG LLP and pre-approves any engagement of KPMG LLP. Under Murphy’s policy for pre-approval of audit and permitted non-audit services by KPMG LLP, the Audit Committee has delegated the right to pre-approve services between meeting dates to one or more members of the Audit Committee, provided that decisions of such members to grant pre- approvals is presented at the next scheduled meeting of the Audit Committee. The Audit Committee evaluates all services, including those engagements related to tax and internal control over financial reporting, considering the nature of such services in light of auditor independence, in accordance with the rules of the PCAOB. In the fiscal year 2019, the percentage of services designated for audit fees, audit-related fees, tax fees, and all other fees that were approved by the Audit Committee were 93%, 7%, 0%, and 0%, respectively.

Our Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm, but it is not bound by the stockholders’ vote. Even if the selection of KPMG LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

2020 PROXY STATEMENT      59

 General Information

 About the Annual Meeting

Submission of Stockholder Proposals

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, stockholder proposals for the 2021 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before November 28, 2020, for inclusion in the proxy materials.

A stockholder may wish to have a proposal presented at the Annual Meeting of Stockholders in 2021, but not for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting. This type of proposal is subject to the advance notice provisions of the Company’s by-laws. In the case of the 2021 Annual Meeting of Stockholders, notice must be received by the Company at its principal executive office no earlier than January 14, 2021, and no later than February 13, 2021.

Proxy Access Stockholder Director Nominations

The Company’s by-laws include a proxy access provision. Under the by-laws, stockholders who meet the requirements set forth in the by-laws may submit director nominations for inclusion in the proxy materials. Proxy access nominations for the 2021 Annual Meeting of Stockholders must be received by the Company at its principal executive office no earlier than October 29, 2020 and no later than November 28, 2020, and must meet all the requirements set forth in the by-laws.

Electronic Availability of Proxy Materials For 2020 Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 13, 2020. This Proxy Statement and Murphy Oil Corporation’s Annual Report to Stockholders and Form 10-K for fiscal year 2019 are available electronically at https://www.proxydocs.com/MUR.

Other Information

The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.

The expense of this solicitation, including cost of preparing and distributing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.

In certain instances, one copy of the Company’s Annual Report or Proxy Statement is being delivered to two or more stockholders who share an address. Upon request, the Company will promptly deliver a separate copy of the Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of Annual Reports or Proxy Statements may request delivery of a single copy.

Requests in this regard should be addressed to:

E. Ted Botner

Vice President, Law and Corporate Secretary

Murphy Oil Corporation

P.O. Box 7000

El Dorado, Arkansas 71731-7000

(870) 862-6411

The above Notice and Proxy Statement are sent by order of the Board of Directors.

E. Ted Botner

Vice President, Law and Corporate Secretary

El Dorado, Arkansas

March 30, 2020

60      MURPHY OIL CORPORATION

 Proxy Statement Summary

 and Users’ Guide

				For More Information	Board Recommendation

Proposal 1	Election of Directors			Page 1

	Claiborne P. Deming T. Jay Collins Steven A. Cossé Lawrence R. Dickerson Roger W. Jenkins	Elisabeth W. Keller James V. Kelley Walentin Mirosh R. Madison Murphy	Jeffrey W. Nolan Robert N. Ryan, Jr. Neal E. Schmale Laura A. Sugg

Proposal 2	Advisory Vote to Approve Executive Compensation			Page 17

Proposal 3	Approval of the Proposed 2020 Long-Term Incentive Plan			Page 52

Proposal 4	Approval of Appointment of Independent Registered Public Accounting Firm			Page 58

INTERNET	MOBILE	PHONE	MAIL	IN PERSON
Go to www.proxyvote.com. You will need the 12 digit number included in your proxy card or notice.	You can scan this QR code to vote with your mobile phone. You will need the 12 digit number included in your proxy card or notice.	Call 1-800-690-6903. You will need the 12 digit number included in your proxy card or notice.	Send your completed and signed proxy card to: Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	See page 63 regarding meeting attendance.

2020 PROXY STATEMENT      61

When and Where is the Company’s Annual Meeting of Stockholders?

Wednesday May 13, 2020 10:00 A.M. CDT	South Arkansas Arts Center 110 East 5th Street El Dorado, Arkansas 71730

May I attend the meeting?

Attendance at the meeting is open to stockholders of record as of March 16, 2020, Company employees and certain guests. If you are a stockholder, regardless of the number of shares you hold, you may attend the meeting.

We are actively monitoring the public health and travel concerns relating to COVID-19 and the related recommendations and protocols issued by federal, state and local governments. In the event that it is not possible or advisable to hold our annual meeting at the time, date and place as originally planned, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication, adjourning or postponing the meeting. Any such change, including details on how to participate in a remote meeting, would be announced in advance via press release, a copy of which would be filed with the SEC as additional proxy solicitation materials and posted on our website at www.proxydocs.com/MUR.

Who may vote?

You may vote if you were a holder of record of Murphy Oil Corporation common stock as of the close of business on March 16, 2020. Each share of common stock is entitled to one vote at the Annual Meeting. You may vote in person at the meeting, or by proxy via the methods explained on page 61 of this document.

Why should I vote?

Your vote is very important regardless of the amount of stock you hold. The Board strongly encourages you to exercise your right to vote as a stockholder of the Company.

Why did I receive a Notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

We are providing access to our proxy materials via the internet. As a result, we have sent a Notice of Internet Availability instead of a paper copy of the proxy materials to most of our stockholders. The Notice contains instructions on how to access the proxy materials via the internet and how to request a paper copy. In addition, the website provided in the Notice allows stockholders to request future proxy materials in printed form by mail or electronically by email. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

Why didn’t I receive a Notice in the mail regarding the internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by Murphy in mailing proxy materials and conserve natural resources, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via email. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

May I vote my stock by filling out and returning the Notice?

No. Instructions on how to access the proxy materials and vote are in the email sent to you and on the Notice.

How can I access the proxy materials through the internet?

Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting via the internet. The Proxy Statement and Annual Report are also available at www.proxydocs.com/MUR.

62      MURPHY OIL CORPORATION

VOTING PROCEDURES

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required for approval of matters presented at the meeting. Your proxy will be voted at the meeting unless you (i) revoke it at any time before the vote by filing a revocation with the Corporate Secretary of the Company, (ii) duly execute a proxy card bearing a later date or (iii) appear at the meeting and vote in person. If you voted via the Internet, mobile device or telephone, you can change your vote with a timely and valid later vote or by voting by ballot at the meeting. Proxies returned to the Company, votes cast other than in person and written revocations will be disqualified if received after commencement of the meeting. If you elect to vote your proxy card or as directed on the Notice or vote by telephone, mobile device or internet as described in the telephone/ mobile device/internet voting instructions on your proxy card or Notice, the Company will vote your shares as you direct. Your telephone/mobile device/ internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

“Broker non-votes” result when brokers or nominees do not receive instruction from the beneficial owners and that broker or nominee does not have discretionary authority to vote on non-routine matters. The proposal to approve the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year is the only routine matter on the ballot. Abstentions and broker non-votes are not counted as votes cast and have no effect on the outcome of any of the proposals, other than for the 2020 LTIP. Under NYSE rules, abstentions will be counted as a vote cast and have the effect of a negative vote. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as Judges of Election for the meeting.

Unless specification to the contrary is made, the shares represented by the enclosed proxy, if signed and returned, will be voted FOR all the nominees for director, FOR the approval of the compensation of the Company’s Named Executive Officers, FOR the approval of the proposed 2020 Long-Term Incentive Plan and FOR the approval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2020.

The expenses of printing and distributing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by the Company. The Company’s officers or employees, without additional compensation, may solicit the return of proxies from certain stockholders by telephone or other means.

VOTING SECURITIES

On March 16, 2020, the record date for the meeting, the Company had 153,572,954 shares of Common Stock outstanding, all of one class and each share having one vote with respect to all matters to be voted on at the meeting. This amount does not include 41,527,674 shares of treasury stock. Information as to Common Stock ownership of certain beneficial owners and management is set forth in the tables on pages 49 and 50 (“Security Ownership of Certain Beneficial Owners” and “Security Ownership of Management”).

2020 PROXY STATEMENT      63

 Exhibit A

MURPHY OIL CORPORATION

2020 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE.

The purpose of the Murphy Oil Corporation 2020 Long-Term Incentive plan (the “Plan”) is to foster and promote the long-term financial success of the Company and materially increase stockholder value by (a) motivating superior performance by means of long-term performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and performance are required for the successful and sustained operations of the Company.

SECTION 2. DEFINITIONS.

Unless the context otherwise indicates, the following definitions shall be applicable for the purpose of the Plan:

“Agreement” shall mean a written agreement setting forth the terms of an Award.

“Award” shall mean any Option (which may be designated as a Nonqualified Stock Option or Incentive Stock Option), Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit (which may be paid in either stock or cash), Performance Share, Dividend Equivalent, or Other Stock-Based Incentive Award, in each case granted under this Plan.

“Beneficiary” shall mean the person, persons, trust, or trusts designated by an Employee or if no designation has been made, the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Participant’s death.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 14 hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time; references to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

“Committee” shall mean the Executive Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act or such rule or regulation or any successors thereto which, in each case, are in effect from time to time.

“Common Stock” shall mean the Common Stock of the Company, $1.00 par value.

“Company” shall mean Murphy Oil Corporation, a Delaware corporation.

“Corporate Transaction” shall have the meaning set forth in Section 15 hereof.

“Dividend Equivalent” shall mean a right, granted under Section 11 hereof, to receive or accrue, to the extent provided under the respective Award, payments equal to the dividends or property on a specified number of shares.

“Effective Date” shall have the meaning set forth in Section 4 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Employee” shall mean any person employed by the Company on a full-time salaried basis or by a Subsidiary or affiliate of the Company that does not have in effect for its personnel any plan similar to the Plan, including officers and employee directors thereof.

“Fair Market Value” shall mean the average of the high and low prices of a Share as reported on the principal exchange on which the Shares are listed for the date on which the grant, exercise or other transaction occurs, as applicable, or if there were no such sales on such date, the most recent prior date on which there were sales; provided, however, that if the Shares are not

64      MURPHY OIL CORPORATION

listed on any exchange, Fair Market Value shall be determined by the Committee in good faith. For Options and SARs, Fair Market Value may also be determined by such methods or procedures as may be established by the Committee from time to time, in its discretion, in accordance with Section 409A.

“Grant Date” shall mean the date on which an Award is granted.

“Grantee” shall mean a person who has been granted an Award.

“Incentive Stock Option” or “ISO” shall mean an Option that is intended by the Committee to meet the requirements of Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” or “NQSO” shall mean an Option which does not qualify as an Incentive Stock Option.

“Normal Termination” shall mean a termination of employment (i) at normal retirement age as defined in the Retirement Plan of Murphy Oil Corporation or other retirement plan maintained by the Company that is applicable to the Participant, (ii) for total and permanent disability as defined in the Life Insurance Plan for Employees of Murphy Oil Corporation, or (iii) with Company approval, and without being terminated for cause.

“Option” shall mean a right, granted under Section 7 hereof, to purchase Common Stock at a price to be specified and upon terms to be designated by the Committee pursuant to this Plan. An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option at the time of grant.

“Option Price” shall mean the price at which a Share may be purchased by a Grantee pursuant to an Option as determined in accordance with Section 7(b) hereof.

“Option Term” shall mean the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

“Other Stock-Based Award” shall mean a right, granted under Section 12 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

“Participant” shall mean an Employee to whom an Award has been granted pursuant to the Plan.

“Performance Measure” shall mean the performance measures, if any, applicable to an award of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, as determined by the Committee pursuant to Sections 9(c) or 10(b).

“Performance Period” shall mean the time period during which the applicable performance goals must be met.

“Performance Share” and “Performance Unit” shall have the respective meanings set forth in Section 10 hereof.

“Personal Representative” shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

“Plan” shall have the meaning set forth in Section 1 hereof.

“Restricted Period” shall mean the period during which Shares of Restricted Stock or Restricted Stock Units are subject to forfeiture if the conditions set forth in the Agreement are not satisfied.

“Restricted Stock” shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms, and conditions specified by the Committee pursuant to Section 9 hereof.

“Restricted Stock Award” shall mean an award of Restricted Stock granted under Section 9 hereof.

“Restricted Stock Unit” shall mean a right, granted under Section 9 hereof, to receive a Share, subject to such Restricted Period and/or Performance Period as the Committee shall determine.

“Section 409A” shall have the meaning set forth in Section 20(f) hereof.

“Share” shall mean a share of Common Stock.

“Stock Appreciation Right” or “SAR” shall mean the right, granted under Section 8 hereof, of the holder thereof to receive, upon exercise thereof, payment of an amount determined by multiplying: (a) any increase in the Fair Market Value of a Share at the date of exercise over the price fixed by the Committee on the Grant Date (which shall not be less than the Fair Market Value of a Share on such Grant Date) by (b) the number of Shares with respect to which the SAR is exercised; provided, however, that at the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR. The amount payable upon exercise may be paid in cash or other property, including without limitation, shares of Common Stock, or any combination thereof as determined by the Committee.

“Subsidiary” shall have the meaning set forth in Reg. §424-1(f)(2) under the Code.

2020 PROXY STATEMENT      65

SECTION 3. ADMINISTRATION.

The Plan shall be administered by the Committee. In addition to any implied powers and duties that may be necessary or appropriate to carry out the provisions of the Plan, the Committee shall have all of the powers vested in it by the terms of the Plan, including exclusive authority to select the Employees to be granted Awards under the Plan, to determine the type, size, and terms of the Awards to be made to each Employee selected, to determine the time when Awards will be granted, and to prescribe the form of the Agreements embodying Awards made under the Plan. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to make any other determinations which it believes necessary or advisable for the administration of the Plan, and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding on all Participants and their Beneficiaries.

The Board may from time to time remove members from the Committee or add members thereto, and vacancies in the Committee, however caused, shall be filled by action of the Board. The Committee shall select one if its members as chairman and shall hold its meetings at such time and places as it may determine. The Committee may act only by a majority of its members. The members of the Committee may receive such compensation for their services on the Committee as the Board may determine. Any determination of the Committee may be made, without notice, by the written consent of the majority of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

SECTION 4. EFFECTIVE DATE AND TERMINATION OF THE PLAN.

The Plan was approved by the Board on February 5, 2020, effective as of May 13, 2020 (the “Effective Date”), subject to the approval by the Company’s stockholders on May 13, 2020. All Awards granted under this Plan are subject to, and may not be exercised or earned before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of the Plan, by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Employees and the Company arising under Awards theretofore granted and then in effect.

SECTION 5. SHARES SUBJECT TO THE PLAN AND TO AWARDS.

(a) Aggregate Limits. The number of Shares issuable pursuant to all Awards over the life of this Plan is 5,000,000. The number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 15 hereof. Shares issued pursuant to Awards granted under this Plan may be Shares that are authorized and unissued or Shares that were reacquired by the Company, including Shares purchased in the open market.

(b) Issuance of Shares. For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares issued upon exercise or settlement of an Award under this Plan. Notwithstanding the foregoing, Shares subject to an Award under this Plan may not again be made available for issuance under this Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued under the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Option or a Stock Appreciation Right, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan.

(c) Individual Limits.

(i) The aggregate number of Shares subject to all Awards (including, for the avoidance of doubt, Options and SARs) granted under this Plan during any calendar year to any one Employee shall not exceed 500,000 which number shall be calculated and adjusted pursuant to Section 15.

(ii) The maximum aggregate actual cash payment to any Participant in any calendar year under this Plan pursuant to any cash-settled Award granted hereunder shall not exceed $5,000,000.

SECTION 6. ELIGIBILITY.

Any Employee who is an officer or who serves in any other key administration, professional, or technical capacity shall be eligible to participate in the Plan. The Committee may in any year include any Employee who the Committee has determined has made some unusual contribution which would not be expected of such Employee in the ordinary course of his work to receive a Grant of an Award pursuant to the Plan.

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SECTION 7. STOCK OPTIONS.

(a) Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee. No Grantee shall have any rights as a stockholder under an Option until Shares have been issued upon the exercise of such Option. Each Option shall be evidenced by an Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b) Option Price. Subject in each case to Section 7(c), the Committee will establish the exercise price per Share under each Option, which, in no event will be less than the Fair Market Value of a Share on the grant Date of such Option; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on or consistent with a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash, or a combination thereof, as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares, and withholding of Shares deliverable upon exercise.

(c) No Repricing. Other than as provided in Sections 15 and 19 hereof, the exercise price of an Option may not be reduced without stockholder approval (including canceling outstanding Options in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Option).

(d) Exercise of Options. The date or dates on which Options become exercisable shall be determined at the sole discretion of the Committee.

(e) Term of Options. The Committee shall establish the term of each Option, which in no case shall exceed a period of seven (7) years from the Grant Date.

(f) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 7, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Employee owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of a Share on the Grant Date of such Option and the Option must expire within a period of not more than five (5) years from the Grant Date, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 7 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of Shares (determined as of the Grant Date thereof) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code). The maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 1,000,000 Shares.

SECTION 8. STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights may be granted to Employees from time to time either in tandem with or as a component of other Awards granted under the Plan (“Tandem SARs”) or not in conjunction with other Awards (“Freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 7 hereof. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. The exercise or payment of an Award or Tandem SAR, as applicable, to which a Tandem SAR or Award, as applicable, relates shall result in the automatic termination and cancellation of such Tandem SAR or Award, respectively. All Freestanding SARs shall be granted subject to the same terms and conditions, including exercise price, vesting, exercisability forfeiture and termination provisions, as are applicable to Options as set forth in Section 7 hereof and all Tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 7 hereof and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Committee. Other than as provided in Sections 15 and 19 hereof, the exercise price of Stock Appreciation Rights may not be reduced without stockholder approval (including canceling outstanding Stock Appreciation Rights in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Stock Appreciation Right).

2020 PROXY STATEMENT      67

SECTION 9. RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(a) Grants of Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment and/or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment and/or performance conditions) and terms as the Committee deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Agreement. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b) Contents of Agreement. Each Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable, and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Committee, (v) the term of the Performance Period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

(c) Vesting and Performance Criteria. The grant, issuance, retention, vesting, and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Committee determines or under criteria the Committee establishes, which may include Performance Measures selected by the Committee in its discretion. The grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on Performance Measures and level of achievement versus such criteria will be subject to a Performance Period of not less than six months.

(d) Discretionary Adjustments and Limits. Notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Agreement, be reduced by the Committee on the basis of such further considerations as determined by the Committee in its sole discretion.

(e) Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction.

(f) Dividends. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends or other distributions paid with respect to those Shares, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock or will be paid in cash. Any dividends or other distributions paid with respect Restricted Stock (whether paid in Shares or cash) shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed, and shall not be paid to the Participant prior to the time at which such Restricted Stock becomes non-forfeitable. A Restricted Stock Unit shall be entitled to dividends or dividend equivalents only to the extent, and in the form, provided by the Committee in the applicable Agreement or otherwise; provided that if the dividends or other distributions relate to a Share underlying the Restricted Stock Unit during the period that the Restricted Stock Unit is outstanding, the payment of such dividend or a dividend equivalent to the Participant shall not be paid prior to the time at which such Restricted Stock Unit becomes non-forfeitable. Dividends and dividend equivalents with respect to Restricted Stock and Restricted Stock Units that are granted as Performance Shares or Performance Units shall vest only if and to the extent that the underlying Award vests, as determined by the Committee.

SECTION 10. PERFORMANCE UNITS AND PERFORMANCE SHARES.

(a) Grants of Awards. Performance Units and Performance Shares may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee.

(b) Values/Performance Measures. The Committee shall set Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.

(i) Performance Unit. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

(ii) Performance Share. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

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(c) Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the Grantee who holds Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee. At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Agreement.

(d) Discretionary Adjustments and Limits. Notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Performance Shares or Performance Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Agreement, be reduced by the Committee on the basis of such further considerations as determined by the Committee in its sole discretion.

SECTION 11. DIVIDEND EQUIVALENTS.

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards; provided, however, that no Dividend Equivalents will be granted on Options or SARs and provided further, that no Dividend Equivalents granted in conjunction with an Award other than an Option or SAR shall be paid unless and until the Award to which the Dividend Equivalent relates has vested and is earned and paid out. The Committee may provide that Dividend Equivalents shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.

SECTION 12. OTHER STOCK-BASED INCENTIVES.

The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Section 12 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine. An Award granted under this Section 12 shall be entitled to dividends or dividend equivalents only to the extent, and in the form, provided by the Committee in the applicable Agreement or otherwise; provided that if the dividends or other distributions relate to a Share underlying the Award during the period that the Award is outstanding, the payment of such dividend or a dividend equivalent to the Participant shall not be paid prior to the time at which such Award becomes non-forfeitable.

SECTION 13. TERMINATION OF EMPLOYMENT.

(a) Normal Termination or Death. Unless otherwise determined by the Committee, in the event a Participant’s employment terminates by reason of Normal Termination or death, (i) any Options and SARs granted to such Participant which are then outstanding and vested may be exercised (in the case of death, by the Participant’s Beneficiary or the Participant’s legal representative) at the earlier of any time prior to the expiration of the term of the Options or SARs or within two (2) years after the date of termination; (ii) any shares of Restricted Stock or Restricted Stock Units then outstanding and unvested shall vest on the date of the Participant’s termination in a pro-rated amount determined by multiplying the number of Restricted Shares or Restricted Stock Units by a fraction, the numerator of which is the number of months in the period beginning on the Grant Date thereof and ending on the last day of the month in which the Participant terminates, and the denominator of which is the number of months in the Restricted Period applicable thereto; and (iii) any Performance Shares or Performance Units then outstanding and unvested shall remain eligible to vest at the conclusion of the applicable Performance Period (x) with the number of Performance Shares or Performance Units eligible to vest determined by multiplying the target number of Performance Shares or Performance Units by a fraction, the numerator of which is the number of months in the period beginning on the Grant Date thereof and ending on the last day of the month in which the Participant terminates, and the denominator of which is the number of months in the Performance Period applicable thereto, and (y) with the final number of such pro-rated Performance Shares or Performance Units (pursuant to the preceding clause (x)) vesting determined based on the actual achievement of the Performance Measures applicable thereto.

(b) All other Terminations. Unless otherwise determined by the Committee, in the event the employment of the Participant shall terminate for any reason other than the ones described in Section 13(a) above, all unvested Awards shall be forfeited and any Options and SARs granted to such Employee which are then outstanding shall be canceled.

A change in employment from the Company or one Subsidiary to another Subsidiary of the Company shall not be considered a termination of employment for purposes of this Plan.

SECTION 14. CHANGE IN CONTROL.

Unless the Committee shall otherwise determine, notwithstanding any other provision of this Plan or an Agreement to the contrary, upon a Change in Control, as defined below, all outstanding unvested Awards shall vest (with any applicable Performance Measures deemed achieved at the target level of performance), become immediately exercisable or payable or have all restrictions lifted as may apply to the type of Award.

2020 PROXY STATEMENT      69

A “Change in Control” shall be deemed to have occurred if (i) any “person”, including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, any of its subsidiaries or any employee benefit plan of the Company or any of its subsidiaries or the “Murphy Family”) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; (ii) the consummation of a merger or other business combination, which has been approved by the stockholders of the Company, with or into another corporation a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own less than 50% of the voting power in such corporation; or (iii) for the sale or other disposition of all or substantially all of the assets of the Company. “Murphy Family” means (a) the C.H. Murphy Family Investments Limited Partnership, (b) the estate of C.H. Murphy, Jr., and (c) siblings of the late C.H. Murphy, Jr. and his and their respective Immediate Family. “Immediate Family” of a person means such person’s spouse, children, siblings, mother-in-law and father-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law.

SECTION 15. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

In the event of any change in the Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, spin-off, share purchase, liquidation or other similar change in capitalization affecting or involving the Common Stock, or any distribution to common stockholders other than regular cash dividends (each, a “Corporate Transaction”), the Committee shall make such substitution or adjustment, if any, as it deems equitable, as to the number or kind of shares that may be issued under the Plan pursuant to Section 4 hereof, the maximum number of Shares provided in Section 5(c)(i) and the number or kind of shares subject to, or the price per share under or terms of any outstanding Award. The amount and form of the substitution or adjustment shall be determined by the Committee and any such substitution or adjustment shall be conclusive and binding on all parties for all purposes of the Plan.

SECTION 16. MINIMUM VESTING REQUIREMENTS.

Notwithstanding any other provision of this Plan, and subject to Sections 13 and 14, Awards (or any portion thereof) shall not vest earlier than one year following the Grant Date (the “Minimum Vesting Requirements”); provided, however, that the Committee may grant Awards that are not subject to the Minimum Vesting Requirements with respect to 5% or less of the Shares available for issuance under the Plan (as set forth in Section 5, as may be adjusted pursuant to Section 15).

SECTION 17. COMPLIANCE WITH LAWS AND REGULATIONS.

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Employees employed outside their home country.

SECTION 18. WITHHOLDING.

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may provide for or permit any applicable tax withholding obligation, to the extent such withholding would not result in liability classification

70      MURPHY OIL CORPORATION

of an Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10, to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to the Participant upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired.

SECTION 19. AMENDMENT OF THE PLAN OR AWARDS.

The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 15 hereof relating to Corporate Transactions, no such amendment shall, without the approval of the stockholders of the Company:

(a) increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) reduce the price at which Options or SARs may be granted below the price provided for in Section 7 hereof;

(c) reduce the exercise price of outstanding Options or SARs;

(d) cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Option or SAR;

(e) extend the term of this Plan;

(f) change the class of persons eligible to be Participants; or

(g) otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements.

No amendment or alteration to the Plan or an Award or Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

SECTION 20. MISCELLANEOUS PROVISIONS.

(a) No Employee or other person shall have any claim or right to be granted an Award under the Plan and no Award shall confer any right to continued employment.

(b) A Participant’s rights and interest under the Plan or any Award may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of death, to the Beneficiaries or by will or the laws of descent and distribution), including, but not by way of limitation, executive, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Participant in the Plan or in any Award shall be subject to any obligation or liability of such individual.

(c) The expense of the Plan shall be borne by the Company.

(d) Awards granted under the Plan shall be binding upon the Company, its successors and assigns.

(e) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval of any such additional arrangement is required.

(f) The Board intends that, except as may be otherwise determined by the Committee, any Awards under the Plan satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income taxes, thereunder. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A at the time of such Participant’s “separation from service” (as defined in Section 409A), and any amount with respect to an Award is “deferred compensation” subject to Section 409A, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A. If any Award is “deferred compensation” subject to Section 409A and provides for payment (or the acceleration of a payment date) upon the disability of the Participant, such amounts shall only be paid (or such payment date shall only be accelerated) to the extent the Participant’s disability meets the requirements for “disability” within the meaning of Section 1.409A-3(i)(4) of the Treasury Regulations. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. In the case of any Award which is to

2020 PROXY STATEMENT      71

be paid out when vested and is intended to qualify as an exempt “short term deferral” under Section 409A, such payment shall be made as soon as administratively feasible after the Award became vested, but in no event shall such payment be made later than 2-1/2 months after the end of the calendar year in which the Award became vested unless otherwise permitted under the exemption provisions of Section 409A.

SECTION 21. CLAWBACK.

Each Agreement shall provide that a Participant whose misconduct results in the Company’s having to restate all or a portion of its financial statements, due to material noncompliance with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or any other applicable law or listing standard, shall immediately forfeit the Participant’s Awards upon such determination, and such Participant shall be required to reimburse the Company in respect of any Shares issued or payments made under the Plan in the period covered by such financial statements, as determined in each case, by the Committee in good faith. In addition, an Agreement may provide that a Participant’s rights, payments and benefits with respect to an Award shall be subject to forfeiture or reimbursement to the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions applicable to such Award. Such events may include a Participant’s violation of material Company policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries, as determined in each case by the Committee.

SECTION 22. GOVERNING LAW.

The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

72      MURPHY OIL CORPORATION

 Annex

NON-GAAP RECONCILIATIONS

Presented below is a reconciliation of Net income attributable to Murphy to presents Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. Management believes EBITDA and adjusted EBITDA is important information to provide because is used by management to evaluate the Company’s operational performance and trends between periods relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

Presented below is adjusted EBITDA per barrel of oil equivalent sold. Management believes EBITDA per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period. Adjusted EBITDA per barrel of oil equivalent sold is a non-GAAP financial metric.

($ in millions, except per barrel amounts)	Year Ended December 31, 2019
Net income attributable to Murphy (GAAP)	$1,149.7
Income tax expense	14.7
Interest expense, net	219.3
Depreciation, depletion and amortization expense[1]	1,076.5

EBITDA attributable to Murphy (Non-GAAP)	$2,460.2

Discontinued operations (income) loss	(1,064.5)
Accretion of asset retirement obligations	40.5
Mark-to-market loss (gain) on crude oil derivative contracts	33.4
Business development transaction costs	24.4
Write-off previously suspended exploration wells	13.2
Mark-to-market loss (gain) on contingent consideration	8.7
Seal insurance proceeds	(8.0)
Foreign exchange losses (gains)	6.4

Adjusted EBITDA attributable to Murphy (Non-GAAP)	$1,514.3

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	63,128.0
Adjusted EBITDA (Non-GAAP) per barrel of oil equivalents sold	$23.99

Presented below is net debt (a non-GAAP financial measure consisting of current maturities of long-term debt and long-term debt less cash) as a percentage of capital employed (a non-GAAP financial measure consisting of Murphy shareholders’ equity, current maturities of long-term debt, and long-term debt less cash). Management believes net debt as a percentage of capital employed is important information to provide as it is used by management to evaluate the degree of the Company’s financial leverage in relation to its capital structure and to evaluate its balance sheet discipline. Net debt as a percentage of capital employed is a non-GAAP financial measure and should not be considered a substitute for other financial measures as determined in accordance with accounting principles generally accepted in the United States of America.

2020 PROXY STATEMENT      73

($ in millions)
Net Debt:
Current maturities of long-term debt	$—
Long-term debt	2,803.4
Less: Cash	(306.8)

Net debt	$2,496.6

Capital Employed:
Murphy Shareholders’ Equity excluding noncontrolling interest	5,467.5
Current maturities of long-term debt	0.0
Long-term debt	2,803.4
Less: Cash	(306.8)

Capital employed	$7,964.1

Net Debt / Capital employed	31%

Presented below is free cash flow (a non-GAAP financial measure consisting of net cash provided by continuing operations, which includes noncontrolling interest, less property additions and dry hole costs). Management believes free cash flow is important information to provide as it is used by management to evaluate the Company’s ability to generate additional cash from business operations. Free cash flow is a non-GAAP financial measure and should not be considered a substitute for other financial measures as determined in accordance with accounting principles generally accepted in the United States of America. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

($ in millions)	Year Ended December 31, 2019
Net cash provided by continuing operations	$1,489
Property additions and dry hole costs	(1,344)
Free cash flow	$145

74      MURPHY OIL CORPORATION

MURPHY
OIL CORPORATION

OUR PURPOSE

We believe in providing energy that empowers people.

OUR MISSION

We challenge the norm, tap into our strong legacy and use our foresight and financial discipline to deliver inspired energy solutions.

OUR VISION

We see a future where we are an industry leader who is positively impacting lives for the next 100 years and beyond.

OUR BEHAVIORS

Do Right Always

- Respect people, safety, environment and the law
- Follow through on commitments
- Share openly and accurately
- Make it better

Stay With It

- Show resilience
- Lean into challenges
- Support each other
- Consider the implications

Think Beyond Possible

- Offer solutions
- Step up and lead
- Don't settle for "good enough"
- Embrace new opportunities

MURPHY OIL CORPORATION
300 Peach Street
El Dorado, Arkansas 71730
(870) 862-6411

MUR
LISTED
NYSE

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/12/2020 for shares held directly and by 11:59 P.M. ET on 05/11/2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 300 PEACH STREET ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS P.O. BOX 7000 EL DORADO, AR 71731-7000 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/12/2020 for shares held directly and by 11:59 P.M. ET on 05/11/2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. T.J. Collins 0 0 0 For Against Abstain 1b. S.A. Cossé 1l. N.E. Schmale 0 0 0 0 0 0 1c. C.P. Deming 1m. L.A. Sugg 0 0 0 0 0 0 1d. L.R. Dickerson The Board of Directors recommends you vote FOR 0 0 0 proposals 2, 3 and 4. For Against Abstain 1e. R.W. Jenkins 2. Advisory vote on executive compensation. 0 0 0 0 0 0 1f. E.W. Keller 3. Approval of the proposed 2020 Long-Term 0 0 0 0 0 0 Incentive Plan. 1g. J.V. Kelley 4. Approval of the appointment of KPMG LLP as 0 0 0 0 0 0 independent registered public accounting firm for 2020. 1h. W. Mirosh 0 0 0 1i. R.M. Murphy NOTE: Such other business as may properly come 0 0 0 before the meeting or any adjournment thereof. 1j. J.W. Nolan 0 0 0 1k. R.N. Ryan, Jr. 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000451465_1 R1.0.1.18VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/12/2020 for shares held directly and by 11:59 P.M. ET on 05/11/2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 300 PEACH STREET ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS P.O. BOX 7000 EL DORADO, AR 71731-7000 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/12/2020 for shares held directly and by 11:59 P.M. ET on 05/11/2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. T.J. Collins 0 0 0 For Against Abstain 1b. S.A. Cossé 1l. N.E. Schmale 0 0 0 0 0 0 1c. C.P. Deming 1m. L.A. Sugg 0 0 0 0 0 0 1d. L.R. Dickerson The Board of Directors recommends you vote FOR 0 0 0 proposals 2, 3 and 4. For Against Abstain 1e. R.W. Jenkins 2. Advisory vote on executive compensation. 0 0 0 0 0 0 1f. E.W. Keller 3. Approval of the proposed 2020 Long-Term 0 0 0 0 0 0 Incentive Plan. 1g. J.V. Kelley 4. Approval of the appointment of KPMG LLP as 0 0 0 0 0 0 independent registered public accounting firm for 2020. 1h. W. Mirosh 0 0 0 1i. R.M. Murphy NOTE: Such other business as may properly come 0 0 0 before the meeting or any adjournment thereof. 1j. J.W. Nolan 0 0 0 1k. R.N. Ryan, Jr. 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000451465_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . MURPHY OIL CORPORATION PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING MAY 13, 2020 The stockholder(s) whose names(s) appear(s) on the reverse side hereby appoint(s) Claiborne P. Deming and Roger W. Jenkins, or each of them, as the stockholder's proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on May 13, 2020 at 10:00 a.m., Central Daylight Time, and any adjournments thereof, as fully as the stockholder(s) could if personally present. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 AND 4. AS FAR AS THE COMPANY KNOWS, THESE ARE THE ONLY MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. AS TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES MAY VOTE THESE SHARES IN THEIR DISCRETION. Murphy Oil Corporation encourages you to take advantage of one of the convenient ways to vote the shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the four voting methods detailed on the reverse side of this card to vote these shares. Continued and to be signed on reverse side 0000451465_2 R1.0.1.18Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . MURPHY OIL CORPORATION PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING MAY 13, 2020 The stockholder(s) whose names(s) appear(s) on the reverse side hereby appoint(s) Claiborne P. Deming and Roger W. Jenkins, or each of them, as the stockholder's proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on May 13, 2020 at 10:00 a.m., Central Daylight Time, and any adjournments thereof, as fully as the stockholder(s) could if personally present. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 AND 4. AS FAR AS THE COMPANY KNOWS, THESE ARE THE ONLY MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. AS TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES MAY VOTE THESE SHARES IN THEIR DISCRETION. Murphy Oil Corporation encourages you to take advantage of one of the convenient ways to vote the shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the four voting methods detailed on the reverse side of this card to vote these shares. Continued and to be signed on reverse side 0000451465_2 R1.0.1.18

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/12/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS 300 PEACH STREET If you would like to reduce the costs incurred by our company in mailing proxy P.O. BOX 7000 EL DORADO, AR 71731-7000 materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/12/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. T.J. Collins 0 0 0 For Against Abstain 1b. S.A. Cossé 1l. N.E. Schmale 0 0 0 0 0 0 1c. C.P. Deming 1m. L.A. Sugg 0 0 0 0 0 0 1d. L.R. Dickerson The Board of Directors recommends you vote FOR 0 0 0 proposals 2, 3 and 4. For Against Abstain 1e. R.W. Jenkins 2. Advisory vote on executive compensation. 0 0 0 0 0 0 1f. E.W. Keller 3. Approval of the proposed 2020 Long-Term 0 0 0 0 0 0 Incentive Plan. 1g. J.V. Kelley 4. Approval of the appointment of KPMG LLP as 0 0 0 0 0 0 independent registered public accounting firm for 2020. 1h. W. Mirosh 0 0 0 1i. R.M. Murphy NOTE: Such other business as may properly come 0 0 0 before the meeting or any adjournment thereof. 1j. J.W. Nolan 0 0 0 1k. R.N. Ryan, Jr. 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000451467_1 R1.0.1.18VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/12/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS 300 PEACH STREET If you would like to reduce the costs incurred by our company in mailing proxy P.O. BOX 7000 EL DORADO, AR 71731-7000 materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/12/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. T.J. Collins 0 0 0 For Against Abstain 1b. S.A. Cossé 1l. N.E. Schmale 0 0 0 0 0 0 1c. C.P. Deming 1m. L.A. Sugg 0 0 0 0 0 0 1d. L.R. Dickerson The Board of Directors recommends you vote FOR 0 0 0 proposals 2, 3 and 4. For Against Abstain 1e. R.W. Jenkins 2. Advisory vote on executive compensation. 0 0 0 0 0 0 1f. E.W. Keller 3. Approval of the proposed 2020 Long-Term 0 0 0 0 0 0 Incentive Plan. 1g. J.V. Kelley 4. Approval of the appointment of KPMG LLP as 0 0 0 0 0 0 independent registered public accounting firm for 2020. 1h. W. Mirosh 0 0 0 1i. R.M. Murphy NOTE: Such other business as may properly come 0 0 0 before the meeting or any adjournment thereof. 1j. J.W. Nolan 0 0 0 1k. R.N. Ryan, Jr. 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000451467_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . MURPHY OIL CORPORATION PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING MAY 13, 2020 The stockholder(s) whose names(s) appear(s) on the reverse side hereby appoint(s) Claiborne P. Deming and Roger W. Jenkins, or each of them, as the stockholder's proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on May 13, 2020 at 10:00 a.m., Central Daylight Time, and any adjournments thereof, as fully as the stockholder(s) could if personally present. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 AND 4. AS FAR AS THE COMPANY KNOWS, THESE ARE THE ONLY MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. AS TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES MAY VOTE THESE SHARES IN THEIR DISCRETION. Murphy Oil Corporation encourages you to take advantage of one of the convenient ways to vote the shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the four voting methods detailed on the reverse side of this card to vote these shares. Continued and to be signed on reverse side 0000451467_2 R1.0.1.18Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . MURPHY OIL CORPORATION PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING MAY 13, 2020 The stockholder(s) whose names(s) appear(s) on the reverse side hereby appoint(s) Claiborne P. Deming and Roger W. Jenkins, or each of them, as the stockholder's proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on May 13, 2020 at 10:00 a.m., Central Daylight Time, and any adjournments thereof, as fully as the stockholder(s) could if personally present. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 AND 4. AS FAR AS THE COMPANY KNOWS, THESE ARE THE ONLY MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. AS TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES MAY VOTE THESE SHARES IN THEIR DISCRETION. Murphy Oil Corporation encourages you to take advantage of one of the convenient ways to vote the shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the four voting methods detailed on the reverse side of this card to vote these shares. Continued and to be signed on reverse side 0000451467_2 R1.0.1.18